                                 CREDIT AGREEMENT
                              BERRY PETROLEUM COMPANY

                                      and

                      WELLS FARGO BANK, NATIONAL ASSOCIATION
         as Administrative Agent, Co-Lead Arranger and Sole Book Runner

                              BANK OF AMERICA, N.A.
                     as Co-Lead Arranger and Co-Syndication Agent

                         UNION BANK OF CALIFORNIA, N.A.
                             as Co-Syndication Agent

                              FLEET NATIONAL BANK
                            as Co-Documentation Agent

                                    BNP PARIBAS
                              as Co-Documentation Agent

                                        and

                         CERTAIN FINANCIAL INSTITUTIONS
                                    as Lenders

                                   $200,000,000

                                   July 10, 2003

TABLE OF CONTENTS
                                                            Page
CREDIT AGREEMENT.............................................1
ARTICLE I - Definitions and References.......................1
Section 1.1. Defined
Terms........................................................1
Section 1.2. Exhibits and Schedules; Additional Definitions.16

Section 1.6. Joint Preparation; Construction of Indemnities

Section 2.3. Continuations and Conversions of Existing

Section 2.10. Changes in Amount of Aggregate

Section 2.13. Reimbursement and

Section 3.3. Increased Cost of Eurodollar Loans or Letters

Section 6.4. Notice of Material Events and Change of

Section 6.12. Environmental Matters; Environmental Reviews..43

Section 7.4. Limitation on Mergers, Issuances of Securities.46
Section 7.5. Limitation on Sales of Property................46
Section 7.6. Limitation on Dividends and Stock Repurchases..47
Section 7.7. Limitation on Acquisitions, Investments; and

Section 9.2. Exculpation, Administrative Agent's Reliance,

SECTION 10.12. WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC..61

Schedules and Exhibits:

Schedule 1 - Lenders Schedule
Schedule 2 - Insurance Schedule

Exhibit A - Promissory Note
Exhibit B - Borrowing Notice
Exhibit C - Continuation/Conversion Notice
Exhibit D - Certificate Accompanying Financial Statements
Exhibit E - Opinion of Counsel for Restricted Persons
Exhibit F - Assignment and Assumption Agreement

CREDIT AGREEMENT

 THIS CREDIT AGREEMENT is made as of July 10, 2003, by and among BERRY
PETROLEUM COMPANY, a Delaware corporation (herein called "Borrower"), WELLS
FARGO BANK, NATIONAL ASSOCIATION, individually and as Administrative Agent
(herein called "Administrative Agent") and the Lenders referred to below. In consideration of the mutual covenants and agreements contained herein the parties hereto agree as follows:

    ARTICLE I - Definitions and References

 Section 1.1. Defined Terms. As used in this Agreement, each of the following terms has the meaning given to such term in this Section 1.1 or in the sections and subsections referred to below:

"Adjusted Base Rate" means the Base Rate plus the Base Rate Margin, provided that the Adjusted Base Rate charged by any Person shall never exceed the
Highest Lawful Rate.

"Adjusted EBITDA" means, for any period, EBITDA for such period adjusted (a)
as permitted and in accordance with Article 11 of Regulation S-X promulgated by the Securities and Exchange Commission, and (b) to give effect to any acquisition or divestiture made by the Borrower or any of its Consolidated subsidiaries during such period as if such transactions had occurred on the first day of such period, regardless of whether the effect is positive or negative.

"Adjusted Eurodollar Rate" means, for any Eurodollar Loan for any Interest
Period therefor, the rate per annum equal to the sum of (a) the Eurodollar
Margin plus (b) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Administrative Agent to be equal to the quotient obtained by dividing (i) the Eurodollar Rate for such Eurodollar
Loan for such Interest Period by (ii) 1 minus the Reserve Requirement for such Eurodollar Loan for such Interest Period, provided that no Adjusted
Eurodollar Rate charged by any Person shall ever exceed the Highest Lawful
Rate. The Adjusted Eurodollar Rate for any Eurodollar Loan shall change whenever the Eurodollar Margin or the Reserve Requirement changes.

"Affiliate" means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

"Administrative Agent" means Wells Fargo, as Administrative Agent hereunder, and its successors in such capacity.
"Aggregate Commitment" means the aggregate amount of the Commitments of the
Lenders; provided that in no event shall the Aggregate Commitment exceed the
Maximum Credit Amount.

"Agreement" means this Credit Agreement.

"Applicable Lending Office" means, with respect to each Lender, such Lender's
Domestic Lending Office in the case of Base Rate Loans and such Lender's
Eurodollar Lending Office in the case of Eurodollar Loans.

"Availability" means on any day during the Commitment Period, the unused portion of the Aggregate Commitment, determined for such day by deducting from the amount of the Aggregate Commitment at the end of such day the
Facility Usage.

"Base Rate" means, for any day, the rate per annum equal to the higher of (a)
the Federal Funds Rate for such day plus one-half of one percent (.5%) and
(b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate. As used in this definition, "Prime Rate" means the per annum rate of interest most recently announced within Wells Fargo as its "Prime Rate", with the understanding that Wells Fargo's Prime Rate is one of its base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate. Each change in the Prime Rate will be effective on the day the change is announced within Wells Fargo.

"Base Rate Loan" means a Loan which does not bear interest at the Adjusted
Eurodollar Rate.

"Base Rate Margin" means, on any day, the following percentages per annum based on the Utilization Percentage as set forth below:

   Utilization Percentage  Base Rate Margin
 Level 1    < 50%    0.00%
 Level 2   >= 50%    0.25%
 Level 3   >= 75%    0.50%
 Level 4   >= 90%    0.75%

"Borrowing" means a borrowing of new Loans of a single Type pursuant to
Section 2.2 or a Continuation or Conversion of existing Loans into a single
Type (and, in the case of Eurodollar Loans, with the same Interest Period)
pursuant to Section 2.3.

"Borrowing Base" means, at the particular time in question, either the amount provided for in Section 2.8 or the amount determined by Administrative Agent and Majority Lenders in accordance with the provisions of Section 2.9;
provided, however, that in no event shall the Borrowing Base ever exceed the
Maximum Credit Amount.

"Borrowing Base Deficiency" has the meaning given to such term in Section
2.7(a).

"Borrowing Notice" means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of Section 2.2.

"Business Day" means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in Denver, Colorado.
Any Business Day in any way relating to Eurodollar Loans (such as the day on which an Interest Period begins or ends) must also be a day on which, in the judgment of Administrative Agent, significant transactions in dollars are carried out in the interbank eurocurrency market.

"Cash Equivalents" means Investments in:
 (a) marketable obligations, maturing within twelve months
after acquisition thereof, issued or unconditionally guaranteed by the United
States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America;
 (b) demand deposits, and time deposits (including certificates of deposit) maturing within twelve months from the date of deposit thereof, with any office of any Lender or with a domestic office of any national or state bank or trust company which is organized under the Laws of the United States of America or any state therein, which has capital, surplus and undivided profits of at least 500,000,000, and whose long term certificates of deposit are rated at least A2 by Moody's or A by S & P;
 (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in subsection (a) above entered into with any commercial bank meeting the specifications of subsection (b)
above;
 (d) open market commercial paper, maturing within 270 days after acquisition thereof, which are rated at least P-1 by Moody's or A-1 by S& P;
and
 (e) money market or other mutual funds substantially all of whose assets comprise securities of the types described in subsections (a) through
(d) above.

"Change of Control" means the occurrence of either of the following events:
(a) any Person or two or more Persons acting as a group shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and
Exchange Commission under the Securities Act of 1934, as amended, and including holding proxies to vote for the election of directors other than proxies held by Borrower's management or their designees to be voted in favor of Persons nominated by Borrower's Board of Directors) of 30% or more of the outstanding voting securities of Borrower, measured by voting power
(including both common stock and any preferred stock or other equity securities entitling the holders thereof to vote with the holders of common stock in elections for directors of Borrower) or (b)one-third or more of the directors of Borrower shall consist of Persons not nominated by Borrower's
Board of Directors (not including as Board nominees any directors which the
Board is obligated to nominate pursuant to shareholders agreements, voting trust arrangements or similar arrangements).

"Commitment" means for each Lender, the amount set forth as its Commitment in the Lenders Schedule.

"Commitment Fee Rate" means, on any day, the following percentages per annum based on the Utilization Percentage set forth below:

   Utilization Percentage  Commitment Fee
 Level 1           < 50%     0.30%
 Level 2     >=  50%     0.375%
 Level 3   >= 75%    0.375%
 Level 4   >= 90%     0.50%

"Commitment Period" means the period from and including the date hereof
untilMaturity Date (or, if earlier, the day on which the obligations of
Lenders to make Loans hereunder or the obligations of LC Issuer to issue
Letters of Credit hereunder have been terminated or the Notes first become due and payable in full).

"Consolidated" refers to the consolidation of any Person, in accordance with
GAAP, with its properly consolidated subsidiaries. References herein to a
Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

"Continuation" shall refer to the continuation pursuant to Section 2.3 hereof of a Eurodollar Loan as a Eurodollar Loan from one Interest Period to the next Interest Period.

"Continuation/Conversion Notice" means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of
Section 2.3.

"Conversion" shall refer to a conversion pursuant to Section 2.3 or ARTICLE
III of one Type of Loan into another Type of Loan.

"Core Acquisitions and Investments" means (i) acquisitions of Mineral
Interests and (ii) acquisitions of or Investments in Persons engaged primarily in the business of acquiring, developing and producing Mineral
Interests; provided that with respect to any acquisition or Investment described in this clause (ii), either (A) immediately after making such acquisition or Investment, Borrower shall own at least fifty-one percent
(51%) of the Equity Interests of such Person, measured by voting power, or
(B) such Person shall not be a publicly traded entity and such acquisition or
Investment shall be related to the business and operations of Borrower or one of its Subsidiaries.

"Current Assets" means the sum of the current assets of Borrower and its
Consolidated Subsidiaries at such time, plus the Availability at such time in an amount not to exceed $10,000,000, but excluding, for purposes of this definition any non-cash gains for any Hedging Contract resulting from the requirements of SFAS 133 at such time.

"Current Liabilities" means the current liabilities of Borrower and its
Consolidated Subsidiaries at such time, but excluding for purposes of this definition, (i) any non-cash losses or charges on any Hedging Contract resulting from the requirement of SFAS 133 at such time and (ii) current maturities of the Obligations.

"Default" means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

"Default Rate" means, at the time in question (a) with respect to any Base
Rate Loan, the rate per annum equal to three percent (3%) above the Adjusted
Base Rate then in effect and (b) with respect to any Eurodollar Loan, the rate per annum equal to three percent (3%) above the Adjusted Eurodollar Rate then in effect for such Loan, provided in each case that no Default Rate charged by any Person shall ever exceed the Highest Lawful Rate.

"Determination Date" has the meaning given to such term in Section 2.9.
"Disclosure Report" means either a notice given by Borrower under Section 6.4 or a certificate given by Borrower's Chief Financial Officer under Section
6.2(a).

"Disclosure Letter" means the letter of even date with the Agreement from the
Borrower to the Agent.

"Dividend" means any dividend or other distribution made by a Restricted
Person on or in respect of any stock, partnership interest, or other equity interest in such Restricted Person or any other Restricted Person (including any option or warrant to buy such an equity interest), excluding Stock
Repurchases.

"Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" below its name on the
Lenders Schedule, or such other office as such Lender may from time to time specify to Borrower and Administrative Agent; with respect to LC Issuer, the office, branch, or agency through which it issues Letters of Credit; and, with respect to Administrative Agent, the office, branch, or agency through which it administers this Agreement.

"EBITDA" means, for any period, the sum of (1) Net Income during such period, plus (2) all interest paid or accrued during such period on Indebtedness
(including amortization of original issue discount and the interest component of any deferred payment obligations and capital lease obligations) which was deducted in determining such Net Income, plus (3) all income taxes which were deducted in determining such Net Income, plus (4) all depreciation, amortization (including mortization of good will and debt issue costs), depletion, accretion and other non-cash charges (including any provision for the reduction in the carrying value of assets recorded in accordance with
GAAP) which were deducted in determining such Net Income, minus (5) all non-
cash items of income which were included in determining such Net Income.

"Eligible Transferee" means a Person which either (a) is a Lender or an
Affiliate of a Lender, or (b) is consented to as an Eligible Transferee by
Administrative Agent and, so long as no Default is continuing, by Borrower, which consents in each case will not be unreasonably withheld (provided that no Person organized outside the United States may be an Eligible Transferee if Borrower would be required to pay withholding taxes on interest or principal owed to such Person).

"Engineering Report" means the Initial Engineering Report and each engineering report delivered pursuant to Section 6.2.

"Environmental Laws" means any and all Laws relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

"Equity Interest" means (i) with respect to any corporation, the capital stock of such corporation, (ii) with respect to any limited liability company, the membership interests in such limited liability company, (iii)
with respect to any partnership or joint venture, the partnership or joint venture interests therein, and (iv) with respect to any other legal entity, the ownership interests in such entity.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statutes or statute, together with all rules and regulations promulgated with respect thereto.

"ERISA Affiliate" means Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

"ERISA Plan" means any employee pension benefit plan subject to Title IV of
ERISA maintained by any ERISA Affiliate with respect to which any Restricted
Person has a fixed or contingent liability.

"Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" below its name on the Lenders Schedule (or, if no such office is specified, its Domestic
Lending Office), or such other office of such Lender as such Lender may from time to time specify to Borrower and Administrative Agent.

"Eurodollar Loan" means a Loan that bears interest at the Adjusted Eurodollar
Rate.

"Eurodollar Margin" means, on any day, the following percentages per annum based on the Utilization Percentage as set forth below:

    Utilization Percentage  Eurodollar Margin
 Level 1    <  50%      1.25%
 Level 2    >= 50%      1.50%
 Level 3    >= 75%        1.75%
 Level 4    >= 90%             2.00%

"Eurodollar Rate" means, for any Eurodollar Loan within a Borrowing and with respect to the related Interest Period therefor, (a) the interest rate per annum (carried out to the fifth decimal place) equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate Screen that displays an average British Bankers Association
Interest Settlement Rate (such page currently being page number 3750) for deposits in U.S. dollars (for delivery on the first day of such Interest
Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or (b) in the event the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum (carried out to the fifth decimal place) equal to the rate determined by the Administrative
Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for
deposits in U.S. dollars (for delivery on the first day of such Interest
Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or (c) in the event the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in U.S. dollars (for delivery on the first day of such Interest
Period) in same day funds in the approximate amount of the applicable
Eurodollar Loan and with a term equivalent to such Interest Period would be offered by Wells Fargo or one of its Affiliate banks to major banks in the offshore U.S. dollar market at their request at approximately 11:00 a.m.
(London time) two Business Days prior to the first day of such Interest
Period.

"Event of Default" has the meaning given to such term in Section 8.1.

"Existing Credit Documents" means that certain Amended and Restated Credit
Agreement dated as of July 22, 1999 among Borrower and NationsBank of Texas,
N.A., now known as Bank of America, N.A., together with the promissory notes made by Borrower thereunder.

"Facility Usage" means, at the time in question, the aggregate amount of outstanding Loans and existing LC Obligations at such time.

"Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of one percent) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the  Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a)if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate quoted to Administrative Agent on such day on such transactions as determined by Administrative Agent.

"Fiscal Quarter" means a three-month period ending on March 31, June 30,
September 30 or December 31 of any year.

"Fiscal Year" means a twelve-month period ending on December 31 of any year.

"Four-Quarter Period" means any period of four consecutive Fiscal Quarters.

"GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Borrower and its Consolidated Subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the audited Initial Financial Statements. If any change in any
accounting principle or practice is required by the Financial Accounting
Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to Borrower or with respect to Borrower and its Consolidated
Subsidiaries shall be prepared in accordance with such change, which change shall be disclosed to Administrative Agent on the next date on which financial statements are required to be delivered to Lenders pursuant to
Section 6.2(a); provided that, unless the Majority Lenders shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained in Article VII are computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods.

"Hazardous Materials" means any substances regulated under any Environmental
Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

"Hedging Contract" means (a) any agreement providing for options, swaps, floors, caps, collars, forward sales or forward purchases involving interest rates, commodities or commodity prices, equities, currencies, bonds, or indexes based on any of the foregoing, (b) any option, futures or forward contract traded on an exchange, and (c) any other derivative agreement or other similar agreement or arrangement.

"Highest Lawful Rate" means, with respect to each Lender Party to whom
Obligations are owed, the maximum nonusurious rate of interest that such
Lender Party is permitted under applicable Law to contract for, take, charge, or receive with respect to such Obligations. All determinations herein of the
Highest Lawful Rate, or of any interest rate determined by reference to the
Highest Lawful Rate, shall be made separately for each Lender Party as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to any Lender Party at a rate in excess of the
Highest Lawful Rate applicable to such Lender Party.

"Indebtedness" of any Person means Liabilities in any of the following categories:
 (a) Liabilities for borrowed money,
 (b) Liabilities constituting an obligation to pay the deferred purchase price of property or services,
 (c) Liabilities evidenced by a bond, debenture, note or similar instrument,
 (d) Liabilities which (i) would under GAAP be shown on such Person's balance sheet as a liability, and (ii) are payable more than one year from the date of creation thereof (other than reserves for taxes and reserves for contingent obligations),
 (e) Liabilities arising under Hedging Contracts,
 (f) Liabilities constituting principal under leases capitalized in accordance with GAAP,
 (g) Liabilities arising under conditional sales or other title retention agreements,
 (h) Liabilities owing under direct or indirect guaranties of
Liabilities of any other Person or otherwise constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Liabilities of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Liabilities, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection,
 (i) Liabilities (for example, repurchase agreements, mandatorily redeemable preferred stock and sale/leaseback agreements) consisting of an obligation to purchase or redeem securities or other property, if such
Liabilities arises out of or in connection with the sale or issuance of the same or similar securities or property,
 (j) Liabilities with respect to letters of credit or applications or reimbursement agreements therefor,
 (k) Liabilities with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under "take-or-pay" contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such
Person directly or indirectly received payment), or
 (l) Liabilities with respect to other obligations to deliver goods or services in consideration of advance payments therefor; provided, however, that the "Indebtedness" of any Person shall not include Liabilities that were incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business which are paid as required by Section 6.7.

"Initial Engineering Report" means the engineering report concerning oil and gas properties of Restricted Persons dated February 14, 2003, prepared by
DeGolyer & MacNaughton as of December 31, 2002.

"Initial Financial Statements" means (a) the audited annual Consolidated financial statements of Borrower dated as of December 31, 2002, and (b) the unaudited quarterly Consolidated financial statements of Borrower dated as of
March 31, 2003.

"Insurance Schedule" means Schedule 3 attached hereto.

"Interest Payment Date" means (a) with respect to each Base Rate Loan, the last day of each Fiscal Quarter, and (b) with respect to each Eurodollar
Loan, the last day of the Interest Period that is applicable thereto and, if such Interest Period is six, nine or twelve months in length, each date specified by Administrative Agent which is approximately three, six or nine months after such Interest Period begins.

"Internal Revenue Code" means the United States Internal Revenue Code of
1986, as amended from time to time and any  successor statute or statutes, together with all rules and regulations promulgated with respect thereto.
"Interest Period" means, with respect to each particular Eurodollar Loan in a
Borrowing, the period specified in the Borrowing Notice or
Continuation/Conversion Notice applicable thereto, beginning on and including the date specified in such Borrowing Notice or Continuation/Conversion Notice
(which must be a Business Day), and ending one, two, three, or six months and, if available, nine or twelve months thereafter, as Borrower may elect in such notice; provided that: (a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding
Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b) any Interest Period which beginson the last Business Day in a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last
Business Day in a calendar month; and (c) notwithstanding the foregoing, any
Interest Period which would otherwise end after the last day of the
Commitment Period shall end on the last day of the Commitment Period (or, if the last day of the Commitment Period is not a Business Day, onthe next preceding Business Day).

"Investment" means any investment, made directly or indirectly, in any Person or any property, whether by purchase, acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise and whether made in cash, by the transfer of property, or by any other means.

"Law" means any statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United States or any state or political subdivision thereof or of any foreign country or any department, province or other political subdivision thereof. Any reference to a Law includes any amendment or modification to such Law, and all regulations, rulings, and other Laws promulgated under such Law.

"LC Application" means any application for a Letter of Credit hereafter made by Borrower to LC Issuer.

"LC Collateral" has the meaning given to such term in Section 2.16(a).

"LC Issuer" means Wells Fargo in its capacity as the issuer of Letters of
Credit hereunder, and its successors in such capacity. Administrative Agent may, with the consent of Borrower and the Lender in question, appoint any
Lender hereunder as an LC Issuer in place of or in addition to Wells Fargo.

"LC Obligations" means, at the time in question, the sum of all Matured LC
Obligations plus the maximum amounts which LC Issuer might then or thereafter be called upon to advance under all Letters of Credit then outstanding.

"LC Sublimit" means $20,000,000.

"Lender Parties" means Administrative Agent, LC Issuer, and all Lenders.

"Lenders" means each signatory hereto (other than Borrower and any Restricted
Person that is a party hereto), including Wells Fargo in its capacity as a
Lender hereunder rather than as Administrative Agent or LC Issuer, and the successors of each such party as holder of a Note.

"Lenders Schedule" means Schedule 1 hereto.

"Letter of Credit" means any standby letter of credit issued by LC Issuer hereunder at the application of Borrower.

"Liabilities" means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

"Lien" means, with respect to any property or assets, any right or interest therein of a creditor to secure Liabilities owed to it or any other arrangement with such creditor which provides for the payment of such
Liabilities out of such property or assets or which allows such creditor to have such Liabilities satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit,
production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. "Lien" also means any filed financing statement, any registration of a pledge (such as
with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

"Loan Documents" means this Agreement, the Notes, the Letters of Credit, the
LC Applications, and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets and commitment letters).

"Loans" has the meaning given to such term in Section 2.1.

"Majority Lenders" means two or more Lenders whose aggregate Percentage
Shares equal or exceed sixty-six and two-thirds percent (66.%).

"Material Adverse Change" means a material and adverse change, from the state of affairs presented in the Initial Financial Statements or as represented or warranted in any Loan Document, to (a) Borrower's Consolidated financial condition, (b) Borrower's Consolidated operations, properties or prospects, considered as a whole, (c) Borrower's ability to timely pay the Obligations, or (d) the enforceability of the material terms of any Loan Documents.

"Matured LC Obligations" means all amounts paid by LC Issuer on drafts or demands for payment drawn or made under or purported to be under any Letter of Credit and all other amounts due and owing to LC Issuer under any LC
Application for any Letter of Credit, to the extent the same have not been repaid to LC Issuer (with the proceeds of Loans or  otherwise).

"Maturity Date" means three years after the date hereof.

"Maximum Drawing Amount" means at the time in question the sum of the maximum amounts which LC Issuer might then or thereafter be called upon to advance under all Letters of Credit which are then outstanding.

"Maximum Credit Amount" means $200,000,000.

"Mineral Interests" means rights, estates, titles, and interests in and to oil, gas, sulphur, or other mineral leases and any mineral interests, royalty and overriding royalty interest, production payment, net profits interests, mineral fee interests, and other rights therein, including, without limitation, any reversionary or carried interests relating to the foregoing, together with rights, titles, and interests created by or arising under the terms of any unitization, communization, and pooling agreements or arrangements, and all properties, rights and interests covered thereby, whether arising by contract, by order, or by operation of Law, which now or hereafter include all or any part of the foregoing.

"Moody's" means Moody's Investors Service, Inc. or its successor.

"Net Income" means, for any period, the net income (or loss) of the Borrower and its properly consolidated Subsidiaries for such period, calculated on a consolidated basis.

"Non-Core Acquisitions and Investments" means (i) acquisitions of assets used in the transportation, processing, refining or marketing of petroleum products which are not used in connection with Borrower's producing Mineral
Interests, (ii) acquisitions of or Investments in Persons engaged primarily in the transportation, processing, refining or marketing of petroleum products which are not related to Borrower's producing Mineral Interests or
(iii) Investments in Persons engaged primarily in the business of acquiring, developing and producing Mineral Interests that are not Core Acquisitions and
Investments.

"Note" has the meaning given to such term in Section 2.1.

"Obligations" means all Liabilities from time to time owing by any Restricted
Person to any Lender Party under or pursuant to any of the Loan Documents, including all LC Obligations. "Obligation" means any part of the Obligations.

"Percentage Share" means, with respect to any Lender (a) when used in Section
2.1, Section 2.2 or Section 2.5(d) in any Borrowing Notice or when no Loans are outstanding hereunder, the percentage set forth below such Lender's name on Lenders Schedule, and (b) when used otherwise, the percentage obtained by dividing (i) the sum of the unpaid principal balance of such Lender's Loans at the time in question plus the Matured LC Obligations which such Lender has funded pursuant to Section 2.13(c) plus the portion of the Maximum Drawing
Amount which such Lender might be obligated to fund under Section 2.13(c), by
(ii) the sum of the aggregate unpaid principal balance of all Loans at such time plus the aggregate amount of LC Obligations outstanding at such time.

"Permitted Investments" means (a) Cash Equivalents, (b) property used in the ordinary course of business of the Restricted Persons, (c) current assets arising from the sale or lease of goods and services in the ordinary course of business by the Restricted Persons or from sales permitted under Section
7.5.

"Permitted Liens" means: (a) statutory Liens for taxes, assessments or other governmental charges or levies which are not yet delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) landlords', operators', carriers', warehousemen's, repairmen's, mechanics', materialmen's, or other like Liens which do not secure Indebtedness, in each case only to the extent arising in the ordinary course of business and only to the extent securing obligations which are not delinquent or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP;(c) minor defects and irregularities in title to any property, so long as such defects and irregularities neither secure Indebtedness nor materially impair the value of such property or the use of such property for the purposes for which such property is held; and  (d) deposits of cash or securities to secure the performance of bids, acquisition agreements, trade contracts, leases, statutory obligations and other obligations of a like nature (excluding appeal bonds) incurred in the ordinary course of business.

"Person" means an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, Tribunal, or any other legally recognizable entity.

"Prescribed Forms" means such duly executed forms or statements, and in such number of copies, which may, from time to time, be prescribed by Law and which, pursuant to applicable provisions of (a) an income tax treaty between the United States and the country of residence of the Lender Party providing the forms or statements, (b) the Internal Revenue Code, or (c) any applicable rules or regulations thereunder, permit Borrower to make payments hereunder for the account of such Lender Party free of such deduction or withholding of income or similar taxes. "Rating Agency" means either S & P or Moody's.

"Redetermination" means a Scheduled Redetermination or a Special
Redetermination.

"Regulation D" means Regulation D of the Board of Governorsof the Federal
Reserve System as from time to time in effect.

"Reserve Requirement" means, at any time, the maximum rate at which reserves
(including any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the
Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the Adjusted
Eurodollar Rate is to be determined, or (b) any category of extensions of credit or other assets which include Eurodollar Loans.

"Restricted Person" means any of Borrower and each Subsidiary of Borrower.

"S & P" means Standard & Poor's Ratings Services (a division of The McGraw
Hill Companies), or its successor.

"Scheduled Redetermination" means any redetermination of the Borrowing Base pursuant to Section 2.9(a).

"Special Redetermination" means any redetermination of the Borrowing Base pursuant to Section 2.9(b) or Section 2.9(c).

"Stock Repurchase" means any payment made by a Restricted Person to purchase, redeem, acquire or retire any Equity Interest in such Restricted Person or any other Restricted Person (including any option or warrant to purchase such an Equity Interest).

"Subsidiary" means, with respect to any Person, any corporation, association, partnership, limited liability company, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly
(through one or more intermediaries) controlled by or owned fifty percent or more by such Person, provided that associations, joint ventures or other relationships (a) which are established pursuant to a standard form operating agreement or similar agreement or which are partnerships for purposes of federal income taxation only, (b) which are not corporations or partnerships
(or subject to the Uniform Partnership Act) under applicable state Law, and
(c) whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties and interests owned directly by the parties in such associations, joint ventures or relationships, shall not be deemed to be "Subsidiaries" of such Person.

"Termination Event" means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Section 4043(b)(5) or (6) of ERISA or
(ii) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the
Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (b) the withdrawal of any ERISA Affiliate from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA
Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit
Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA
Plan.

"Total Funded Debt" means all Liabilities of the Restricted Persons of the types described in clauses (a), (b), (c), (d), (f), (h), (j) of the definition of Indebtedness.

"Tribunal" means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States of America or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted or existing.

"Type" means, with respect to any Loans, the characterization of such Loans as either Base Rate Loans or Eurodollar Loans.

"Utilization Percentage" means, for any day, the Facility Usage for such day, divided by the Borrowing Base in effect on such day expressed as a percentage.

"Wells Fargo" means Wells Fargo Bank, National Association.

 Section 1.2. Exhibits and Schedules; Additional Definitions. All
Exhibits and Schedules attached to this Agreement are a part hereof for all purposes. Reference is hereby made to the Security Schedule for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference.

 Section 1.3. Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

 Section 1.4. References and Titles. All references in this Agreement to
Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Exhibits and Schedules to any Loan Document shall be  deemedincorporated by reference in such Loan Document. References to any document, instrument, or agreement
(a) shall include all exhibits, schedules, and other attachments thereto, and
(b) shall include all documents, instruments, or agreements issued or executed in replacement thereof. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein",
"hereof", "hereby", "hereunder" and words of similar importrefer to this
Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation". Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Accounting terms have the meanings assigned to them by GAAP, as applied by the accounting entity to which they refer. References to "days" shall mean calendar days, unless the term "Business Day" is used. Unless otherwise specified, references herein to any particular Person also refer to its successors and permitted assigns.

 Section 1.5. Calculations and Determinations. All calculations under the Loan Documents shall be made on the basis of actual days elapsed
(including the first day but excluding the last) and a year of 360 days. Each determination by a Lender Party of amounts to be paid under Article III or any other matters which are to be determined hereunder by a Lender Party
(such as any Eurodollar Rate, Adjusted Eurodollar Rate, Business Day,
Interest Period, or Reserve Requirement) shall, in the absence of manifest error, be conclusive and binding. Unless otherwise expressly provided herein or unless Majority
Lenders otherwise consent all financial statements and reports furnished to any Lender Party hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.

 Section 1.6. Joint Preparation; Construction of Indemnities and
Releases. This Agreement and the other Loan Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and no rule of construction shall apply hereto or thereto which would require or allow any Loan Document to be construed against any party because of its role in drafting such Loan Document. All indemnification and release provisions of this Agreement shall be construed broadly (and not narrowly) in favor of the
Persons receiving indemnification or being released.

ARTICLE II - The Loans and Letters of Credit

 Section 2.1. Commitments to Lend; Notes. Subject to the terms and conditions hereof, each Lender agrees to make loans to Borrower (herein called such Lender's "Loans") upon Borrower's request from time to time during the Commitment Period, provided that (a) subject to Section 3.3,
Section 3.4 and Section 3.6, all Lenders are requested to make Loans of the same Type in accordance with their respective Percentage Shares and as part of the same Borrowing, and (b) after giving effect to such Loans, the
Facility Usage does not exceed the Aggregate Commitment or the Borrowing Base determined as of the date on which the requested Loans are to be made. The aggregate amount of all Loans in any Borrowing of Base Rate Loans must be greater than or equal to $500,000 or a higher integral multiple of $100,000 or must equal the remaining availability under the Borrowing Base, and the aggregate amount of all Loans in any Borrowing of Eurodollar Loans must be greater than or  equal to $3,000,000 or any higher integral multiple of
$1,000,000 or must equal the remaining availability under the Borrowing Base.
Borrower may have no more than ten Borrowings of Eurodollar Loans outstanding at any time. The obligation of Borrower to repay to each Lender the aggregate amount of all Loans made by such Lender, together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called such Lender's "Note") made by Borrower payable to the order of such
Lender in the form of Exhibit A with appropriate insertions. The amount of principal owing on any Lender's Note at any given time shall be the aggregate amount of all Loans theretofore made by such Lender minus all payments of principal theretofore received by such Lender on such Note. Interest on each
Note shall accrue and be due and payable as provided herein and therein. Each
Note shall be due and payable as provided herein and therein, and shall be due and payable in full on the Maturity Date. Subject to the terms and conditions hereof, Borrower may borrow, repay, and reborrow hereunder.

 Section 2.2. Requests for New Loans. Borrower must give to
Administrative Agent written or electronic notice (or telephonic notice promptly confirmed in writing) of any requested Borrowing of new Loans to be advanced by Lenders. Each such notice constitutes a "Borrowing Notice"
hereunder and must:

 (a) specify (i) the aggregate amount of any such Borrowing of new Base
Rate Loans and the date on which such Base Rate Loans are to be advanced, or
(ii) the aggregate amount of any such Borrowing of new Eurodollar Loans, the date on which such Eurodollar Loans are to be advanced (which shall be the first day of the Interest Period which is to apply thereto), and the length of the applicable Interest Period; and
  (b) be received by Administrative Agent not later than 11:00 a.m.,
Denver Colorado time, on (i) the day on which any such Base Rate Loans are to be made, or (ii) the third Business Day preceding the day on which any such
Eurodollar Loans are to be made.

 Each such written request or confirmation must be made in the form and substance of the "Borrowing Notice" attached hereto as Exhibit B, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Borrowing Notice, Administrative Agent shall give each Lender prompt notice of the terms thereof. If all conditions precedent to such new Loans have been met, each Lender will on the date requested promptly remit to
Administrative Agent at Administrative Agent's office in Denver, Colorado the amount of such Lender's new Loan in immediately available funds, and upon receipt of such funds, unless to its actual knowledge any conditions precedent to such Loans have been neither met nor waived as provided herein,
Administrative Agent shall promptly make such Loans available to Borrower.
Unless Administrative Agent shall have received prompt notice from a Lender that such Lender will not make available to Administrative Agent such
Lender's new Loan, Administrative Agent may in its discretion assume that such Lender has made such Loan available to Administrative Agent in accordance with this section and Administrative Agent may if it chooses, in reliance upon such assumption, make such Loan available to Borrower. If and to the extent such Lender shall not so make its new Loan available to
Administrative Agent, such Lender and Borrower severally agree to pay or repay to Administrative Agent within three days after demand the amount of such Loan together withinterest thereon, for each day from the date such amount was made available to Borrower until the date such amount is paid or repaid to Administrative Agent, with interest at (i) the Federal Funds Rate, if such Lender is making such payment and (ii) the interest rate applicable at the time to the other new Loans made on such date, if Borrower is making such repayment. If neither such Lender nor Borrower pays or repays to
Administrative Agent such amount within such three-day period, Administrative
Agent shall in addition to such amount be entitled to recover from such
Lender and from Borrower, on demand, interest thereon at the Default Rate applicable to Base Rate Loans, calculated from the date such amount was made available to Borrower (provided that if such amount has been paid to
Administrative Agent by such Lender, Borrower shall not be obligated to pay the same amount to Administrative Agent). The failure of any Lender to make any new Loan to be made by it hereunder shall not relieve any other Lender of its obligation hereunder, if any, to make its new Loan, but no Lender shall be responsible for the failure of any other Lender to make any new Loan to be made by such other Lender.

 Section 2.3. Continuations and Conversions of Existing Loans. Borrower
may make the following elections with respect to Loans already outstanding:
to convert Base Rate Loans to Eurodollar Loans, to convert Eurodollar Loans to Base Rate Loans on the last day of the Interest Period applicable thereto, and to continue Eurodollar Loans beyond the expiration of such Interest
Period by designating a new Interest Period to take effect at the time of such expiration. In making such elections, Borrower may combine existing
Loans made pursuant to separateBorrowings into one new Borrowing or divide existing Loans made pursuant to one Borrowing into separate new Borrowings, provided that Borrower may have no more than ten Borrowings  of Eurodollar
Loans outstanding at any time. To make any such election, Borrower must give to Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of any such Conversion or Continuation of existing
Loans, with a separate notice given for each new Borrowing. Each such notice constitutes a "Continuation/Conversion Notice" hereunder and must:

 (a) specify the existing Loans which are to be Continued or Converted;

 (b) specify (i) the aggregate amount of any Borrowing of Base Rate
Loans into which such existing Loans are to be continued or converted and the date on which such Continuation or Conversion is to occur, or (ii) the aggregate amount of any Borrowing of Eurodollar Loans into which such existing Loans are to be continued or converted, the date on which such
Continuation or Conversion is to occur (which shall be the first day of the
Interest Period which is to apply to
such Eurodollar Loans), and the length of the applicable Interest Period; and

 (c) be received by Administrative Agent not later than 11:00 a.m.,
Denver, Colorado time, on (i) the day on which any such Continuation or
Conversion to Base Rate Loans is to occur, or (ii) the third Business Day preceding the day on which any such Continuation or Conversion to Eurodollar
Loans is to occur.

 Each such written request or confirmation must be made in the form and substance of the "Continuation/Conversion Notice" attached hereto as Exhibit
C, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Continuation/Conversion Notice, Administrative Agent shall give each Lender prompt notice of the terms thereof. Each
Continuation/Conversion Notice shall be irrevocable and binding on Borrower.
During the continuance of any Default, Borrower may not ake any election to convert existing Loans into Eurodollar Loans or continue existing Loans as
Eurodollar Loans. If (due to the existence of a Default or for any other reason) Borrower fails to timely and properly give any
Continuation/Conversion Notice with respect to a Borrowing of existing
Eurodollar Loans at least three days prior to the end of the Interest Period applicable thereto, such Eurodollar Loans shall automatically be converted into Base Rate Loans at the end of such Interest Period. No new funds shall be repaid by Borrower or advanced by any Lender in connection with any
Continuation or Conversion of existing Loans pursuant to this section, and no such Continuation or Conversion shall be deemed to be a new advance of funds for any purpose; such Continuations and Conversions merely constitute a change in the interest rate applicable to already outstanding Loans.

 Section 2.4. Use of Proceeds. Borrower shall use all Loans to refinance existing indebtedness of Borrower, to make acquisitions permitted by this
Agreement, to finance capital expenditures, to refinance Matured LC
Obligations, and provide working capital for its operations and for other general business purposes. Borrower shall use all Letters of Credit for its general corporate purposes. In no event shall the funds from any Loan or any
Letter of Credit be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any
"margin stock" (as such term is defined in Regulation U promulgated by the
Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock. Borrower represents and warrants that Borrower is not engaged principally, or as one of Borrower's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock.

 Section 2.5. Interest Rates and Fees.

 (a) Base Rate Loans. So long as no Event of Default has occurred and is continuing, all Base Rate Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Adjusted Base Rate in effect on such day. If an Event of
Default has occurred and is continuing, all Base Rate Loans (exclusive of any past due principal or interest) from time to time  outstanding shall bear interest on each day outstanding at the applicable Default Rate in effect on such day. On each Interest Payment Date Borrower shall pay to the holder hereof all unpaid interest which has accrued on the Base Rate Loans to but not including such Interest Payment Date.

 (b) Eurodollar Loans. So long as no Event of Default has occurred and is continuing, each Eurodollar Loan (exclusive of any past due principal or interest) shall bear interest on each day during the related Interest Period at the related Adjusted Eurodollar Rate in effect on such day. If an Event of
Default has occurred and is continuing, all Eurodollar Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the applicable Default Rate in effect on such day. On each Interest Payment Date relating to such Eurodollar Loan,
Borrower shall pay to the holder hereof all unpaid interest which has accrued on such Eurodollar Loan to but not including such Interest Payment Date.

 (c) Past Due Principal and Interest. All past due principal pf and past due interest on the Loans shall bear interest on each day outstanding at the
Default Rate in effect on such day, and such interest shall be due and payable daily as it accrues.

 (d) Commitment Fees. In consideration of each Lender's commitment to make Loans, Borrower will pay to Administrative Agent for the account of each
Lender a commitment fee determined on a daily basis by applying the
Commitment Fee Rate to such Lender's Percentage Share of the Availability each day during the Commitment Period. This commitment fee shall be due and payable in arrears on the last day of each Fiscal Quarter and at the end of the Commitment Period.

 (e) Administrative Agent's Fees. In addition to all other amounts due to Administrative Agent under the Loan Documents, Borrower will pay fees to
Administrative Agent as described in a letter agreement dated April 30, 2003 between Administrative Agent and Borrower.

 Section 2.6. Optional Prepayments. Borrower may from time to time and without premium or penalty prepay the Notes, in whole or in part, so ong as the aggregate amounts of all partial prepayments of principal on the Notes equals $1,000,000 or any higher integral multiple of $1,000,000, provided that if Borrower prepays any Eurodollar Loan, it shall give notice to
Administrative Agent at least three Business Days' prior to the date such prepayment is made and pay to Lenders any amounts due under Section 3.5.

 Section 2.7. Mandatory Prepayments

 (a) If at any time the Facility Usage is in excess of the Borrowing
Base (such excess being herein called a "Borrowing Base Deficiency"),
Borrower shall prepay the principal of the Loans in an aggregate amount at least equal to such Borrowing Base Deficiency in two equal installments, one being due and payable on the 90th day  after the date on which Administrative
Agent gives notice of such Borrowing Base Deficiency to Borrower and the other being payable
on the 180th day after the date on which such notice is given to Borrower
(or, if the Loans have been paid in full, pay to LC Issuer LC Collateral as required under Section 2.16(a).

 (b) Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid and any amounts due under Section 3.5. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

 Section 2.8. Initial Borrowing Base. During the period from the date hereof to the first Determination Date the Borrowing Base shall be
$200,000,000.

 Section 2.9. Subsequent Determinations of Borrowing Base.

 (a) Scheduled Determinations of Borrowing Base. By March 31 of each year Borrower shall furnish to each Lender all information, reports and data which Administrative Agent has then requested concerning Restricted Persons'
businesses and properties (including their Mineral Interests and the reserves and production relating thereto), together with the Engineering Report described in Section 6.2(d). Within forty- five days after receiving such information, reports and  data, or as promptly thereafter as practicable,
Majority Lenders shall agree upon an amount for the Borrowing Base (provided that all Lenders must agree to any increase in the Borrowing Base) and
Administrative Agent shall by notice to Borrower designatesuch amount as the new Borrowing Base available to Borrower hereunder, which designation shall take effect immediately on the date such notice is sent (herein called a
"Determination Date") and shall remain in effect until but not including the next date as of which the Borrowing Base is redetermined. If Borrower does not furnish all such information, reports and data by the date specified in the first sentence of this section, Administrative Agent may nonetheless designate the Borrowing Base at any amount which Majority Lenders determine and may redesignate the Borrowing Base from time to time thereafter (provided that all Lenders must agree to any increase in the Borrowing Base) until each
Lender receives all such information, reports and data, whereupon Majority
Lenders shall designate a new Borrowing Base as described above. Majority
Lenders shall determine the amount of the Borrowing Base based upon the loan collateral value which they in their discretion assign to the various Mineral
Interests of Restricted Persons at the time in question and based upon such other credit factors (including without limitation the assets, liabilities, cash flow, hedged and unhedged exposure to price, foreign exchange rate, and interest rate changes, business, properties, prospects, management and ownership of Borrower and its Affiliates) as they in their discretion deem significant. It is expressly understood that Lenders and Administrative Agent have no obligation to agree upon or designate the Borrowing Base at any particular amount, whether in relation to the Maximum Credit Amount or otherwise, and that Lenders' commitments to advance funds hereunder is determined by reference to the Borrowing Base from time to time in effect.

 (b) In addition to Scheduled Redeterminations, Majority Lenders shall be permitted to make a Special Redetermination of the Borrowing Base once in each calendar year. Any request by Majority Lenders pursuant to this Section
2.9(b) shall be submitted to Administrative Agent and Borrower. As soon as reasonably possible, Borrowershall deliver to Administrative Agent and
Lenders an Engineering Report.

 (c) In addition to Scheduled Redeterminations, Borrower shall be permitted to request a Special Redetermination of the Borrowing Base once in each calendar year. Suchrequest shall be submitted to Administrative Agent and Lenders and at the time of such request Borrower shall (i) deliver to
Administrative Agent and each Lender an Engineering Report and to
Administrative Agent for the account of Lenders, an engineering fee in the amount of $4,000 for each Lender, and (ii) notify Administrative Agent and each Lender of the Borrowing Base requested by Borrower in connection with such Special Redetermination.

 (d) Any Special Redetermination shall be made by Lenders in accordance with the procedures and standards set forth in Section 2.9 (a).

 Section 2.10. Changes in Amount of Aggregate Commitment.

 (a) So long as no Default has occurred and is continuing Borrower shall have the right to increase the Aggregate Commitment by obtaining additional
Commitments in a maximum aggregate amount not to exceed $25,000,000, but in increments of not less than $5,000,000 or any higher integral multiple of
$1,000,000 (in this section, the amount of each such increase is herein called an "Aggregate Commitment Increase"); either from one or more of the
Lenders or another lending institution provided that (i) the Aggregate
Commitment as increased by the Aggregate Commitment Increase shall not exceed the Borrowing Base, (ii) Borrower shall have notified Administrative Agent of the amount of the Aggregate Commitment Increase, (iii) each Lender shall have had the option to increase its Commitment by its Percentage Share of the
Aggregate Commitment Increase (and to further increase its Commitment by its pro rata share of the amount available if other Lenders do not desire to increase their Commitments), (iv) the Administrative Agent shall have approved the identity of any such new Lender, such approval not to be unreasonably withheld, and (v) any such new Lender shall have assumed all of the rights and obligations of a "Lender" hereunder by its execution and delivery of a joinder agreement in form and
substance satisfactory to Administrative Agent.

 (b) If the Aggregate Commitment is increased in accordance with this
Section, the Administrative Agent and Borrower shall determine the effective date (in this section called the "Increase Effective Date") and the final allocation of such Aggregate Commitment Increase. The Administrative Agent shall promptly notify Borrower and the Lenders of the final allocation of such Aggregate Commitment increase and the Increase Effective Date. As a condition precedent to such Aggregate Commitment Increase, Borrower shall deliver to the Administrative Agent a certificate of Borrower dated as of the
Increase Effective Date (in sufficient copies for each Lender) (i) certifying that, before and after giving effect to such Aggregate CommitmentIncrease,
(A) the representations and warranties contained in Article IV are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (B) no
Default exists. Borrower shall prepay any Loans outstanding on the Increase
Effective Date to the extent necessary to keep the outstanding Loans ratable with any revised Percentage Shares arising from any non-ratable increase in the Commitments under this Section and all accrued and unpaid interest thereon (and shall also pay any additional amounts required pursuant to
Section 3.5). At the time of sending such notice, Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten
Business Days from the date of delivery of such notice to the Lenders). Each
Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Percentage Share of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment. The Administrative Agent shall notify Borrower and each Lender of the Lenders' responses to each request made hereunder.

 (c) This Section shall supersede any provisions in Section 10.1(a) to the contrary

 (d) Borrower may at any time reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in the amount of $5,000,000 or any higher integral multiple of $1,000,000, upon at least three Business Days'
written notice to the Administrative Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the
Aggregate Commitment may not be reduced below the Facility Usage and may not be reinstated.

Section 2.11. Letters of Credit. Subject to the terms and conditions hereof,
Borrower may during the Commitment Period request LC Issuer to issue one or more Letters of Credit, provided that, after taking such Letter of Credit into
account:

 (a) the Facility Usage does not exceed the Borrowing Base at such time;
and

 (b) the aggregate amount of LC Obligations at such time does not exceed the LC Sublimit; and

 (c) the expiration date of such Letter of Credit is prior to the end of the Commitment Period.

and further provided that:

 (d) such Letter of Credit is to be used for general corporate purposes of Borrower;

 (e) such Letter of Credit is not directly or indirectly used to assure payment of or otherwise support any Indebtedness of any Person except
Indebtedness of Borrower;

 (f) the issuance of such Letter of Credit will be in compliance with all applicable governmental restrictions, policies, and guidelines and will not subject LC Issuer to any cost which is not reimbursable under Article
III;

 (g) the form and terms of such Letter of Credit are acceptable to LC
Issuer in its sole and absolute discretion; and

 (h) all other conditions in this Agreement to the issuance of such
Letter of Credit have been satisfied.

 LC Issuer will honor any such request if the foregoing conditions (a)
through (h) (in the following Section 2.12 called the "LC Conditions") have been met as of the date of issuance of such Letter of Credit. LC Issuer may choose to honor any such request for any other Letter of Credit but has no obligation to do so and may refuse to issue any other requested Letter of
Credit for any reason which LC Issuer in its sole discretion deems relevant.

 Section 2.12. Requesting Letters of Credit. Borrower must make written application for any Letter of Credit at least five Business Days before the date on which Borrower desires for LC Issuer to issue such Letter of Credit.
By making any such written application Borrower shall be deemed to have represented and warranted that the LC Conditions described in Section 2.11 ill be met as of the date of issuance of such Letter of Credit. Each such written application for a Letter of Credit must be made in writing in the form customarily used by LC Issuer, the terms and provisions of which are hereby incorporated herein by reference (or in such other form as may mutually be agreed upon by LC Issuer and Borrower). Two Business Days after the LC Conditions for a Letter of Credit have been met as described in
Section 2.11 (or if LC Issuer otherwise desires to issue such Letter of
Credit), LC Issuer will issue such Letter of Credit at LC Issuer's office in
Denver, Colorado. If any provisions of any LC Application conflict with any provisions of this Agreement, the provisions of this Agreement shall govern and control.

 Section 2.13. Reimbursement and Participations.

 (a) Reimbursement by Borrower. Each Matured LC Obligation shall constitute a loan by LC Issuer to Borrower. Borrower promises to pay to LC
Issuer, or to LC Issuer's order, on demand, the full amount of each Matured
LC Obligation, together with interest thereon at the Default Rate applicable to Base Rate Loans.

 (b) Letter of Credit Advances. If the beneficiary of any Letter of
Credit makes a draft or other demand for payment thereunder then Borrower may, during the interval between the making thereof and the honoring thereof by LC Issuer, request Lenders to make Loans to Borrower in the amount of such draft or demand, which Loans shall be made concurrently with LC Issuer's payment of such draft or demand and shall be immediately used by LC Issuer to repay the amount of the resulting Matured LC Obligation. Such a request by
Borrower shall be made in compliance with all of the provisions hereof, provided that for the purposes of the first sentence of Section 2.1, the amount of such Loans shall be considered, but the amount of the Matured LC
Obligation to be concurrently paid by such Loans shall not be considered.

 (c) Participation by Lenders. LC Issuer irrevocably agrees to grant and hereby grants to each Lender, and -- to induce LC Issuer to issue Letters of
Credit hereunder -- each Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from LC Issuer, on the terms and conditions hereinafter stated and for such Lender's own account and risk, an undivided interest equal to such Lender's Percentage Share of LC Issuer's obligations and rights under each Letter of Credit issued hereunder and the amount of each Matured LC Obligation paid by LC Issuer thereunder. Each Lender unconditionally and irrevocably agrees with LC  Issuer that, if a Matured LC
Obligation is paid under any Letter of Credit for which LC Issuer is not reimbursed in full by Borrower in accordance with the terms of this Agreement and the related LC Application (including any reimbursement by means of concurrent Loans or by the application of LC Collateral), such Lender shall
(in all circumstances and without set-off or counterclaim) pay to LC Issuer on demand, in immediately available funds at LC Issuer's address for notices hereunder, such Lender's Percentage Share of such Matured LC Obligation (or any portion thereof which has not been reimbursed by Borrower). Each Lender's obligation to pay LC Issuer pursuant to the terms of this subsection is irrevocable and unconditional. If any amount required to be paid by any
Lender to LC Issuer pursuant to this subsection is paid by such Lender to LC
Issuer within three Business Days after the date such payment is due, LC
Issuer shall in addition to such amount be entitled to recover from such
Lender, on demand, interest thereon calculated from such due date at the
Federal Funds Rate. If any amount required to be paid by any Lender to LC
Issuer pursuant to this subsection is not paid by such Lender to LC Issuer within three Business Days after the date such payment is due, LC Issuer shall in addition to such amount be entitled to recover from such Lender, on demand, interest thereon calculated from such due date at the Default Rate applicable to Base Rate Loans.

 (d) Distributions to Participants. Whenever LC Issuer has in accordance with this section received from any Lender payment of such Lender's
Percentage Share of any Matured LC Obligation, if LC Issuer thereafter receives any payment of such Matured LC Obligation or any payment of interest thereon (whether directly from Borrower or by application of LC Collateral or otherwise, and excluding only interest for any period prior to LC Issuer's demand that such Lender make such payment of its Percentage Share), LC Issuer will distribute to such Lender its Percentage Share of the amounts so received by LC Issuer; provided, however, that if any such payment received by LC Issuer must thereafter be returned by LC Issuer, such Lender shall return to LC Issuer the portion thereof which LC Issuer has previously distributed to it.

 (e) Calculations. A written advice setting forth in reasonable detail the amounts owing under this section, submitted by LC Issuer to Borrower or any Lender from time to time, shall be conclusive, absent manifest error, as to the amounts thereof.

 Section 2.14. Letter of Credit Fees. In consideration of LC Issuer's issuance of any Letter of Credit, Borrower agrees to pay (a) to
Administrative Agent, for the account of all Lenders in accordance with their respective Percentage Shares, a letter of credit issuance fee at a rate equal to the Eurodollar Margin then in effect, and (b) to such LC Issuer for its own account, a letter of credit fronting fee at a rate equal to one- eighth of one percent (0.125%) per annum.
Each such fee will be calculated based on the face amount of all Letters of
Credit outstanding on each day at the above applicable rate and will be payable at the end of each Fiscal Quarter in arrears. In addition, Borrower will pay to LC Issuer the LC Issuer's customary fees for administrative issuance, amendment and drawing of each Letter of Credit.

 Section 2.15. No Duty to Inquire.

 (a) Drafts and Demands. LC Issuer is authorized and instructed to accept and pay drafts and demands for payment under any Letter of Credit without requiring, and without responsibility for, any determination as to the existence of any event giving rise to said draft, either at the time of acceptance or payment or thereafter. LC Issuer is under no duty to determine the proper identity of anyone presenting such a draft or making such a demand
(whether by tested telex or otherwise) as the officer, representative or
Administrative Agent of any beneficiary under any Letter of Credit, and payment  by LC Issuer to any such beneficiary when requested by any such purported officer, representative or Administrative Agent is hereby authorized and approved. Borrower releases each Lender Party from, and agrees to hold each Lender Party harmless and indemnified against, any liability or claim in connection with or arising out of the subject matter of this section, which indemnity shall apply whether or not any such liability or claim is in any way or to any extent caused, in whole or in part, by any negligent act or omission of any kind by any Lender Party, provided only that no Lender Party shall be entitled to indemnification for that portion, if any, of any liability or claim which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.

 (b) Extension of Maturity. If the maturity of any Letter of Credit is extended by its terms or by Law or governmental action, if any extension of the maturity or time for presentation of drafts or any other modification of the terms of any Letter of Credit is made at the request of ny Restricted
Person, or if the amount of any Letter of Credit is increased at the request of any Restricted Person, this Agreement shall be binding upon all Restricted
Persons with respect to
such Letter of Credit as so extended, increased or otherwise modified, with respect to drafts and property covered thereby, and with respect to any action taken by LC Issuer, LC Issuer's correspondents, or any Lender Party in accordance with such extension, increase or other modification.

 (c) Transferees of Letters of Credit. If any Letter of Credit provides that it is transferable, LC Issuer shall have no duty to determine the proper identity of anyone appearing  as transferee of such Letter of Credit, nor shall LC Issuer be charged with responsibility of any nature or character for the validity or correctness of any transfer or successive transfers, and payment by LC Issuer to any purported transferee or transferees as determined by LC Issuer is hereby authorized and approved, and Borrower releases each
Lender Party from, and agrees to hold each Lender Party harmless and indemnified against, any liability or claim in connection with or arising out of the foregoing, which indemnity shall apply whether or not any such liability or claim is in any way or to any extent caused, in whole or in part, by any negligent act or omission of any kind by any Lender Party, provided only that no Lender Party shall be entitled to indemnification for that portion, if any, of any liability or claim which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.

 Section 2.16. LC Collateral.

 (a) LC Obligations in Excess of Borrowing Base. If, after the making of all mandatory prepayments required under Section 2.7, the outstanding LC
Obligations will exceed the Borrowing Base, then in addition to prepayment of the entire principal balance of the Loans Borrower will immediately pay to LC
Issuer an amount equal to such excess. LC Issuer will hold such amount as security for the remaining LC Obligations (all such amounts held as security for LC Obligations being herein collectively called "LC Collateral") and the other Obligations, and such collateral may be applied from time to time to any Matured LC Obligations or other Obligations which are due and payable.
Neither this subsection nor the following subsection shall, however, limit or impair any rights which LC Issuer may have under any other document or agreement relating to any Letter of Credit, LC Collateral or LC Obligation,
including any LC Application, or any rights which any Lender Party may have to otherwise apply any payments by Borrower and any LC Collateral under
Section 3.1.

 (b) Acceleration of LC Obligations. If the Obligations or any part thereof become immediately due and payable pursuant to Section 8.1 then, unless Majority Lenders otherwise specifically elect to the contrary (which election may thereafter be retracted by Majority Lenders at any time), all LC
Obligations shall become immediately due and payable without regard to whether or not actual drawings or payments on the Letters of Credit have occurred, and Borrower shall be obligated to pay to LC Issuer immediately an amount equal to the aggregate LC Obligations which are then outstanding.

 (c) Investment of LC Collateral. Pending application thereof, all LC
Collateral shall be invested by LC Issuer in such Investments as LC Issuer may choose in its sole discretion. All interest on (and other proceeds of)
such Investments shall be reinvested or applied to Matured LC Obligations or other Obligations which are due and payable. When all Obligations have beensatisfied in full, including all LC Obligations, all Letters of Credit have expired or been terminated, and all of Borrower's reimbursement obligations in connection therewith have been satisfied in full, LC Issuer shall release any remaining LC Collateral. Borrower hereby assigns and grants to LC Issuer a continuing security interest in all LC Collateral paid by it to LC Issuer, all Investments purchased with such LC Collateral, and all proceeds thereof to secure its Matured LC Obligations and its Obligations under this Agreement, each Note, and the other Loan Documents. Borrower further agrees that LC Issuer shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of
California with respect to such security interest and that an Event of
Default under this Agreement shall constitute a default for purposes of such security interest.

 (d) Payment of LC Collateral. When Borrower is required to provide LC
Collateral for any reason and fails to do so on the day when required, LC
Issuer may without notice to Borrower or any other Restricted Person provide such LC Collateral (whether by transfers from other accounts maintained with
LC Issuer or otherwise) using any available funds of Borrower or any other
Person also liable to make such payments. Any such amounts which are required to be provided as LC Collateral and which are not provided on the date required shall be considered past due Obligations owing hereunder.

    ARTICLE III - Payments to Lenders

 Section 3.1. General Procedures. Borrower will make each payment which it owes under the Loan Documents to Administrative Agent for the account of the Lender Party to whom such payment is owed, in lawful money of the United
States of America, without set-off, deduction or counterclaim, and in immediately available funds. Each such payment must be received by
Administrative Agent not later than 11:00 a.m., Denver, Colorado time, on the date such payment becomes due and payable. Any payment received by
Administrative Agent after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment of
Administrative Agent's Note. When Administrative Agent collects or receives money on account of the Obligations, Administrative Agent shall promptly distribute all money so collected or received in like funds, and each Lender
Party shall apply all such money so distributed, as follows:

 (a) first, for the payment of all Obligations which are then due (and if such money is insufficient to pay all such Obligations, first to any reimbursements due Administrative Agent under Section 6.9 or Section 10.4 and then to the partial payment of all other Obligations then due in proportion to the amounts thereof, or as Lender Parties shall otherwise agree);

 (b) then for the prepayment of amounts owing under the Loan Documents
(other than principal on the Notes) if so specified by Borrower;

 (c) then for the prepayment of principal on the Notes, together with accrued and unpaid interest on the principal so prepaid; and

 (d) last, for the payment or prepayment of any other Obligations. All payments applied to principal or interest on any Note shall be applied first to any interest hen due and payable, then to principal then due and payable, and last to any prepayment of principal and interest in compliance with
Section 2.6 and Section 2.7. All distributions of amounts described in any of subsections (b), (c) or (d) above shall be made by Administrative Agent pro rata to each Lender Party then owed Obligations described in such subsection in proportion to all amounts owed to all Lender Parties which are described in such subsection; provided that if any Lender then owes payments to LC
Issuer for the purchase of a participation under Section 2.13(c) or to
Administrative Agent under Section 9.9, any amounts otherwise distributable under this section to such Lender shall be deemed to belong to LC Issuer, or
Administrative Agent, respectively, to the extent of such unpaid payments, and Administrative Agent shall apply such amounts to make such unpaid payments rather than distribute such amounts to such Lender.

 Section 3.2. Capital Reimbursement. If either (a) the introduction or implementation of or the compliance with or any change in or in the interpretation of any Law, or (b) the introduction or implementation of or the compliance with any request, directive or guideline from any central bank or other governmental authority (whether or not having the force of Law)
affects or would affect the amount of capital required or expected to be maintained by any Lender Party or any corporation controlling any Lender
Party, then, upon demand by such Lender Party, Borrower will pay to
Administrative Agent for the benefit of such Lender Party, from time to time as specified by such Lender Party, such additional amount or amounts which such Lender Party shall determine to be appropriate to compensate such Lender
Party or any corporation controlling such Lender Party in light of such circumstances, to the extent that such Lender Party reasonably determines that the amount of any such capital would be increased or the rate of return on any such capital would be reduced by or in whole or in part based on the existence of the face amount of such Lender Party's Loans, Letters of Credit, participations in Letters of Credit or commitments under this Agreement.

 Section 3.3. Increased Cost of Eurodollar Loans or Letters of Credit.
If any applicable Law (whether now in effect or hereinafter enacted or promulgated, including Regulation D) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of Law):

 (a) shall change the methodology of taxation of payments to any Lender
Party of any principal, interest, or other amounts attributable to any
Eurodollar Loan or Letter of Credit or otherwise due under this Agreement in respect of any Eurodollar Loan or Letter of Credit (other than taxes imposed on the overall net income of such Lender Party or any Applicable Lending
Office of such Lender Party by any jurisdiction in which such Lender Party or any such Applicable Lending Office is located); or

 (b) shall change, impose, modify, apply or deem applicable any reserve, special deposit or similar requirements in respect of any Eurodollar Loan or any Letter of Credit (excluding those for which such Lender Party is fully compensated pursuant to adjustments made in the definition of Eurodollar
Rate) or against assets of, deposits with or for the account of, or credit extended by, such Lender Party; or

 (c) shall impose on any Lender Party or the interbank eurocurrency deposit market any other condition affecting any Eurodollar Loan or Letter of
Credit, the result of which is to increase the cost to any Lender Party of funding or maintaining any Eurodollar Loan or of issuing any Letter of Credit or to reduce the amount of any sum receivable by any Lender Party in respect of any Eurodollar Loan or Letter of Credit by an amount deemed by such Lender
Party
to be material,

then such Lender Party shall promptly notify Administrative Agent and
Borrower in writing of the happening of such event and of the amount required to compensate such Lender Party for such event (on an after-tax basis, taking into account any taxes on such compensation), whereupon (i) Borrower shall pay such amount to Administrative Agent for the account of such Lender Party and (ii) Borrower may elect, by giving to Administrative Agent and such
Lender Party not less than three Business Days' notice, to convert any such
Eurodollar Loans into Base Rate Loans.

 Section 3.4. Availability. If (a) any change in applicable Laws, or in the interpretation or administration thereof of or in any jurisdiction whatsoever, domestic or foreign, shall make it unlawful or impracticable for any Lender Party to fund or maintain Eurodollar Loans or to issue or participate in Letters of Credit, or shall materially restrict the authority of any Lender Party to purchase or take offshore deposits of dollars (i.e.,
"eurodollars"), or (b) any Lender Party determines that matching deposits appropriate to fund or maintain any Eurodollar Loan are not available to it, or (c) any Lender Party determines that the formula for calculating the
Eurodollar Rate does not fairly reflect the cost to such Lender Party of making or maintaining loans based on such rate, then, upon notice by such
Lender Party to Borrower and Administrative Agent, Borrower's right to elect
Eurodollar Loans from such Lender Party (or, if applicable, to obtain
Letters of Credit) shall be suspended to the extent and for the duration of such illegality, impracticability or restriction and all Eurodollar Loans of such Lender Party which are then outstanding or are then the subject of any
Borrowing Notice and which cannot lawfully or practicably be maintained or funded shall immediately become or remain, or shall be funded as,Base Rate
Loans of such Lender Party. Borrower agrees to indemnify each Lender Party and hold it harmless against all costs, expenses, claims, penalties, liabilities and damages which may result from any such change in Law, interpretation or administration. Such indemnification shall be on an after-
tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

 Section 3.5. Funding Losses. In addition to its other obligations hereunder, Borrower will indemnify each Lender Party  against, and reimburse each Lender Party on demand for, any loss or expense incurred or sustained by such Lender Party (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by a Lender
Party to fund or maintain Eurodollar Loans), as a result of (a) any payment or prepayment (whether authorized or required hereunder or otherwise) of all or a portion of a Eurodollar Loan on a day other than the day on which the applicable Interest Period ends, (b) any payment or prepayment, whether required hereunder or otherwise, of a Loan made after the delivery, but before the effective date, of a Continuation/Conversion Notice, if such payment or prepayment prevents such Continuation/Conversion Notice from becoming fully effective, (c) the failure of any Loan to be made or of any
Continuation/Conversion Notice to become effective due to any condition precedent not being satisfied or due to any other action or inaction of any
Restricted Person, or (d) any Conversion (whether authorized or required hereunder or otherwise) of all or any portion of any Eurodollar Loan into a
Base Rate Loan or into a different Eurodollar Loan on a day other than the day on which the applicable Interest Period ends. Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

 Section 3.6. Reimbursable Taxes. Borrower covenants and agrees that:

 (a) Borrower will indemnify each Lender Party against and reimburse each Lender Party for all present and future income, stamp and other taxes, levies, costs and charges whatsoever imposed, assessed, levied or collected on or in respect of this Agreement or any Eurodollar Loans or Letters of
Credit (whether or not legally or correctly imposed, assessed, levied or collected), excluding, however, any taxes imposed on or measured by the overall net income of Administrative Agent or such Lender Party or any
Applicable Lending Office of such Lender Party by any jurisdiction in which such Lender Party or any such Applicable Lending Office is located (all such non-excluded taxes, levies, costs and charges being collectively called
"Reimbursable Taxes" in this section). Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

 (b) All payments on account of the principal of, and interest on, each
Lender Party's Loans and Note, and all other amounts payable by Borrower to any Lender Party hereunder, shall be made in full without set-off or counterclaim and shall be made free and clear of and without deductions or withholdings of any nature by reason of any Reimbursable Taxes, all of which will be for the account of Borrower. In the event of Borrower's being compelled by Law to make any such deduction or withholding from any payment to anyLender Party, Borrower shall pay on the due date of such payment, by way of additional interest, such additional amounts as are needed to cause the amount receivable by such Lender Party after such deduction or withholding to equal the amount which would have been receivable in the absence of such deduction or withholding. If Borrower should make any deduction or withholding as aforesaid, Borrower shall within 60 days thereafter forward to such Lender Party an official receipt or other official document evidencing payment of such deduction or withholding.

 (c) If Borrower is ever required to pay any Reimbursable Tax with respect to any Eurodollar Loan, Borrower may elect, by giving to
Administrative Agent and such Lender Party not less than three Business Days'
notice, to convert any such Eurodollar Loan into a Base Rate Loan, but such election shall not diminish Borrower's obligation to pay all Reimbursable
Taxes.

 (d) Notwithstanding the foregoing provisions of this section, Borrower shall be entitled, to the extent it is required to do so by Law, to deduct or withhold (and not to make any indemnification or reimbursement for) income or other similar taxes imposed by the United States of America from interest, fees or other amounts payable hereunder for the account of any Lender Party, other than a Lender Party (i) who is a U.S. person for Federal income tax purposes or (ii) who has the Prescribed Forms on file with Agent (with copies provided to Borrower) for the applicable year to the extent deduction or withholding of such taxes is not required as a result of the filing of such
Prescribed Forms, provided that if Borrower shall so deduct or withhold any such taxes, it shall provide a statement to Agent and such Lender Party, setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or
documentation which such Lender Party may reasonably request for assisting such Lender Party to obtain any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such
Lender Party is subject to tax.

 Section 3.7. Change of Applicable Lending Office. Each Lender Party
agrees that, upon the occurrence of any event giving rise to the operation of
Section 3.2 through Section 3.6 with respect to such Lender Party, it will, if requested by Borrower, use reasonable efforts (subject to overall policy considerations of such Lender Party) to designate another Applicable Lending
Office, provided that such designation is made on such terms that such Lender
Party and its Applicable Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such section. Nothing in this section shall affect or postpone any of the obligations of Borrower or the rights of any Lender Party provided in Section 3.2 through Section 3.6.

 Section 3.8. Replacement of Lenders. If any Lender Party seeks reimbursement for increased costs under Section 3.2 through Section 3.6, then within ninety days thereafter -- provided no Event of Default then exists --
Borrower shall have the right (unless such Lender Party withdraws its request for additional compensation) to replace such Lender Party by requiring such
Lender Party to assign its Loans and Notes and its commitments hereunder to an Eligible Transferee reasonably acceptable to Administrative Agent and to
Borrower, provided that: (a) all Obligations of Borrower owing to such Lender
Party being replaced (including such increased costs, but excluding principal and accrued interest on the Notes being assigned) shall be paid in full to such Lender Party concurrently with such assignment, and (b) the replacement
Eligible Transferee shall purchase the Note being assigned by paying to such
Lender Party a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment Borrower,
Administrative Agent, such Lender Party and the replacement Eligible
Transferee shall otherwise comply with Section 10.5. Notwithstanding the foregoing rights of Borrower under this section, however, Borrower may not replace any Lender Party which seeks reimbursement for increased costs under
Section 3.2 through Section 3.6 unless Borrower is at the same time replacing all Lender Parties which are then seeking such compensation. In connection with the replacement of a Lender Party, Borrower shall pay all costs that would have been due to such Lender Party pursuant to Section 3.5 if such
Lender Party's Loans had been prepaid at the time of such replacement.

    ARTICLE IV- Conditions Precedent to Lending

 Section 4.1. Documents to be Delivered. No Lender has any obligation to make its first Loan, and LC Issuer has no obligation to issue the first
Letter of Credit, unless Administrative Agent shall have received all of the following, at Administrative Agent's office in Denver, Colorado, duly executed and delivered and in form, substance and date satisfactory to
Administrative Agent:

 (a) This Agreement.

 (b) Each Note.

 (c) Certain certificates of Borrower including:

  (i) An "Omnibus Certificate" of the Secretary and of the Chairman
of the Board or President of Borrower, which shall contain the names and signatures of the officers of Borrower authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (1) a copy of resolutions duly adopted by the Board of Directors of Borrower and in full force and effect at the time this Agreement is entered into,
authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (2) a copy of the charter documents of Borrower and all amendments thereto, certified by theappropriate official of Borrower's state of organization, and (3) a copy of any bylaws of
Borrower; and

  (ii) A "Compliance Certificate" of the Chairman of the Board or
President and of the Chief Financial Officer of Borrower, of even date with such Loan or such Letter of Credit, in which such officers certify to the satisfaction of the conditions set out in subsections (a), (b), (c) and (d)
of Section 4.2.

 (d) Certificate (or certificates) of the due formation, valid existence and good standing of Borrower in its state of organization, issued by the appropriate authorities of such jurisdiction.

 (e) A favorable opinion of Jackson DeMarco & Peckenpaugh, counsel for
Restricted Persons, substantially in the form set forth in Exhibit E.

 (f) The Initial Financial Statements.

 (g) Certificates or binders evidencing Restricted Persons' insurance in effect on the date hereof.

 (h) Initial Engineering Report.

 (i) Payment of all commitment, facility, agency and other fees required to be paid to any Lender pursuant to any Loan Documents or any commitment agreement heretofore entered into.

 (j) Documents (i) confirming the payment in full of all Indebtedness under the Existing Credit Documents (other than letters of credit outstanding under the Existing Credit Documents as of the date hereof), (ii) releasing and terminating any Liens on any Restricted Person's property securing such
Indebtedness, and (iii) terminating the credit facility under the Existing
Credit Documents, except with respect to such letters of credit.

 Section 4.2. Additional Conditions Precedent. No Lender has any
obligation to make any Loan (including its first), and LC Issuer has no obligation to issue any Letter of Credit (including its first), unless the following conditions precedent have been satisfied:

 (a) All representations and warranties made by any Restricted Person in any Loan Document shall be true on and as of the date of such Loan or the date of issuance of such Letter of Credit (except to the extent that the facts upon which such representations are based have been changed by the extension of credit hereunder) as if such representations and warranties had been made as of the date of such Loan or the date of issuance of such Letter of Credit.

 (b) No Default shall exist at the date of such Loan or the date of issuance of such Letter of Credit.

 (c) No Material Adverse Change shall have occurred since the date of the most recent financial statements of Borrower delivered pursuant to
Section 6.2(a).

 (d) Each Restricted Person shall have performed and complied with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date of such Loan or the date of issuance of
such Letter of Credit.

 (e) The making of such Loan or the issuance of such Letterc of Credit shall not be prohibited by any Law and shall not subject any Lender or any LC
Issuer to any penalty or other onerous condition under or pursuant to any such Law.

 (f) Administrative Agent shall have received all documents and instruments which Administrative Agent has then requested, in addition to those described in Section 4.1 (including opinions of legal counsel for
Restricted Persons and Administrative Agent; corporate documents and records;
documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and certificates of public officials and of officers and representatives of Borrower and other Persons), as to (i) the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in this Agreement and the other Loan
Documents, (ii) the satisfaction of all conditions contained herein or therein, and (iii) all other matters pertaining hereto and thereto. All such additional documents and instruments shall be satisfactory to Administrative
Agent in form, substance and date.

    ARTICLE V- Representations and Warranties

 To confirm each Lender's understanding concerning Restricted Persons and Restricted Persons' businesses, properties and obligations and to induce each Lender to enter into this Agreement and to extend credit hereunder,
Borrower represents and warrants to each Lender that:

 Section 5.1. No Default. No event has occurred and is continuing which constitutes a Default.

 Section 5.2. Organization and Good Standing. Each Restricted Person is
duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby.
Each Restricted Person is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary. Each Restricted Person has taken all actions and procedures customarily taken in order to enter, for the purpose of conducting business or owning property, each jurisdiction outside the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such actions and procedures desirable.

 Section 5.3. Authorization. Each Restricted Person has duly taken all action necessary to authorize the execution and delivery by it of the Loan
Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder.

 Section 5.4. No Conflicts or Consents. The execution and delivery by the various Restricted Persons of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan
Documents, do not and will not (a) conflict with any provision of (i) any
Law, (ii) the organizational documents of any Restricted Person, or (iii) any agreement, judgment, license, order or permit applicable to or binding upon any Restricted Person, (b) result in the acceleration of any Indebtedness owed by any Restricted Person, or (c) result in or require the creation of any Lien upon any assets or properties of any Restricted Person except as expressly contemplated or permitted in the Loan Documents. Except as expressly contemplated in the Loan Documents no consent, approval, authorization or order of, and no notice to or filing with, any Tribunal or third party is required in connection with the execution, delivery or performance by any Restricted Person of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

 Section 5.5. Enforceable Obligations. This Agreement is, and the other
Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of each Restricted Person which is a party hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors' rights.

 Section 5.6. Initial Financial Statements. Borrower has heretofore delivered to each Lender true, correct and complete copies of the Initial
Financial Statements. The Initial Financial Statements fairly present
Borrower's Consolidated financial position at the respective dates thereof and the Consolidated results of Borrower's operations and Borrower's
Consolidated cash flows for the respective periods thereof. Since the date of the annual Initial Financial Statements no Material Adverse Change has
occurred, except as reflected in the quarterly Initial Financial Statements or in Section 5.6 of the Disclosure Letter. All Initial Financial Statements
were prepared in accordance with GAAP.

 Section 5.7. Other Obligations and Restrictions. No Restricted Person
has any outstanding Liabilities of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments)
which are, in the aggregate, material to Borrower or material with respect to
Borrower's Consolidated financial condition and not shown in the Initial
Financial Statements or disclosed in Section 5.7 of the Disclosure Letter or a Disclosure Report. Except as shown in the Initial Financial Statements or disclosed in Section 5.7 of the Disclosure Letter or a Disclosure Report, no
Restricted Person is subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which could cause a Material Adverse Change.

 Section 5.8. Full Disclosure. No certificate, statement or other information delivered herewith or heretofore by any Restricted Person to any
Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to any Restricted
Person (other than industry-wide risks normally associated with the types of businesses conducted by Restricted Persons) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There is no fact known to any Restricted Person (other than industry-
wide risks normally associated with the types of businesses conducted by
Restricted Persons) that has not been disclosed to each Lender in writing which
could cause a Material Adverse Change. There are no statements or conclusions in any Engineering Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that each Engineering Report is necessarily based upon professional opinions, estimates and projections and that Borrower does not warrant that such opinions, estimates and projections will ultimately prove to have been accurate. Borrower has heretofore delivered to each Lender true, correct and complete copies of the Initial engineering Report.

 Section 5.9. Litigation. Except as disclosed in the Initial Financial
Statements or in Section 5.9 of the Disclosure Letter: (a) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of any Restricted Person threatened, against any
Restricted Person before any Tribunal which could cause a Material Adverse
Change, and (b) there are no outstanding judgments, injunctions, writs, rulings or orders by any
such Tribunal against any Restricted Person or any Restricted Person's stockholders, partners, directors or officers which could cause a Material
Adverse Change.

 Section 5.10. Labor Disputes and Acts of God. Except as disclosed in
Section 5.10 of the Disclosure Letter or a Disclosure Report, neither the business nor the properties of any Restricted Person has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which could cause a Material
Adverse Change.

 Section 5.11. ERISA Plans and Liabilities. All currently existing ERISA
Plans are listed in Section 5.11 of the Disclosure Letter or a Disclosure
Report. Except as disclosed in the Initial Financial Statements or in Section
5.11 of the Disclosure Letter or a Disclosure Report, no Termination Event
has occurred with respect to any ERISA Plan and all ERISA Affiliates are in compliance with ERISA in all material respects. No ERISA Affiliate is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in Section 4001 of ERISA.
Except as set forth in Section 5.11 of the Disclosure Letter or a Disclosure
Report: (a) no "accumulated funding deficiency" (as defined in Section 412(a)
of the Internal Revenue Code) exists with respect to any ERISA
Plan, whether or not waived by the Secretary of the Treasury or his delegate, and (b) the current value of each ERISA Plan's benefits does not exceed the current value of such ERISA Plan's assets available for the payment of such benefits by more than $500,000.

 Section 5.12. Environmental and Other Laws. Except as disclosed in
Section 5.12 of the Disclosure Letter or a Disclosure Report: (a) Restricted
Persons are conducting their businesses in material compliance with all applicable Laws, including Environmental Laws, and have and are in compliance with all material licenses and permits required under any such Laws; (b) none of the operations or properties of any Restricted Person is the subject of federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release of any Hazardous Materials into the environment or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Materials; (c) no
Restricted Person (and to the best knowledge of Borrower, no other Person)
has filed any notice under any Law indicating that any Restricted Person is responsible for the improper release into the environment, or the improper storage or disposal, of any material amount of any Hazardous Materials or that any Hazardous Materials have been improperly released, or are improperly stored or disposed of, upon any property of any Restricted Person; (d) no
Restricted Person has transported or arranged for the transportation of any
Hazardous Material to any location which is (i) listed on the National
Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, listed for possible inclusion on such
National Priorities List by the Environmental Protection Agency in its
Comprehensive Environmental Response, Compensation and Liability Information
System List, or listed on any similar state list or (ii) the subject of federal, state or local enforcement actions or other investigations which may lead to claims against any Restricted Person for clean-up costs, remedial work, damages to natural resources or for personal injury claims (whether under Environmental Laws or otherwise); and (e) no Restricted Person otherwise has any known material contingent liability under any Environmental
Laws or in connection with the release into the environment, or the storage or disposal, of any Hazardous Materials. Each Restricted Person undertook, at the time of its acquisition of each of its material properties, all appropriate inquiry into the previous ownership and uses of the Property and any potential environmental liabilities associated therewith.

 Section 5.13. Names and Places of Business. No Restricted Person has,
during the preceding five years, had, been known by, or used any other trade or fictitious name, except as disclosed in Section 5.13 of the Disclosure
Letter. Except as otherwise indicated in Section 5.13 of the Disclosure
Letter or a Disclosure Report, the chief executive  office and principal place of business of each Restricted Person are (and for the preceding five years have been) located at the address of Borrower set out on the signature pages hereto. Except as indicated in Section 5.13 of the Disclosure Letter or a Disclosure Report, no Restricted Person has any other office or place of business.

 Section 5.14. Borrower's Subsidiaries. Borrower does not presently have any Subsidiary or own any stock in any other corporation or association except those listed in Section 5.14 of the Disclosure Letter or a Disclosure
Report. Neither Borrower nor any Restricted Person is a member of any general or limited partnership, joint venture or association of any type whatsoever except those listed in Section 5.14 of the Disclosure Letter or a Disclosure
Report and associations, joint ventures or other relationships (a) which are established pursuant to a standard form operating agreement or similar agreement or which are partnerships for purposes of federal income taxation only, (b) which are not corporations or partnerships (or subject to the
Uniform Partnership Act) under applicable state Law, and (c) whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties and interests owned directly by the parties in such associations, joint ventures or relationships. Except as otherwise revealed in a Disclosure Report, Borrower owns, directly or indirectly, the equity interest in each of its Subsidiaries which is indicated in Section 5.14 of the Disclosure Letter.

 Section 5.15. Government Regulation. Neither Borrower nor any other
Restricted Person owing Obligations is subject to regulation under the Public
Utility Holding Company Act of 1935, the Federal Power Act, the Investment
Company Act of 1940 (as any of the preceding acts have been amended) or any other Law which regulates the incurring by such Person of Indebtedness, including Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

 Section 5.16. Insider. No Restricted Person, nor any Person having
"control" (as that term is defined in 12 U.S.C.  375b(9) or in regulations promulgated pursuant thereto) of any Restricted Person, is a "director" or an
"executive officer"
or "principal shareholder" (as those terms are defined in 12 U.S.C.  375b(8)
or (9) or in egulations promulgated pursuant thereto) of any Lender, of a bank holding company of which any Lender is a Subsidiary or of any Subsidiary of a bank holding company of which any Lender is a Subsidiary.

 Section 5.17. Solvency. Upon giving effect to the issuance of the
Notes, the execution of the Loan Documents by Borrower and the consummation of the transactions contemplated hereby, Borrower will be solvent (as such term is used in applicable bankruptcy, liquidation, receivership, insolvency or similar Laws).

 Section 5.18. Title to Properties; Licenses. Each Restricted Person has
good and defensible title to all of its material properties and assets, free and clear of all Liens, encumbrances, or adverse claims other than Permitted
Liens and free and clear of all impediments to the use of such properties and assets in such Restricted Person's business. Each Restricted Person possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, and other intellectual property (or otherwise possesses the right to use such intellectual property without violation of the rights of any other
Person) which are necessary to carry out its business as presently conducted and as presently proposed to be conducted hereafter, and no Restricted Person is in violation in any material respect of the terms under which it possesses such intellectual property or the right to use such intellectual property.

 Section 5.19. Tax Shelter Regulations. Borrower does not intend to treat the Loans and/or Letters of Credit and related transactions as being a
"reportable transaction" (within the meaning of Treasury Regulation Section
1.6011-4). In the event Borrower determines to take any action inconsistent with such intention, it will promptly notify Agent thereof. If Borrower so notifies Agent, Borrower acknowledges that one or more of the Lenders may treat its Loans and/or Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or
Lenders, as applicable, willmaintain the lists and other records required by such Treasury Regulation.

ARTICLE VI- Affirmative Covenants of Borrower

 To conform with the terms and conditions under which each Lender is willing to have credit outstanding to Borrower, and to induce each Lender to enter into this Agreement and extend credit hereunder, Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise:

 Section 6.1. Payment and Performance. Borrower will pay all amounts due under the Loan Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in the Loan Documents. Borrower will cause each other Restricted
Person to observe, perform and comply with every such term, covenant and condition in any Loan Document.

 Section 6.2. Books, Financial Statements and Reports. Each Restricted
Person will at all times maintain full and accurate books of account and records. Borrower will maintain and will cause its Subsidiaries to maintain a standard system of accounting, will maintain its Fiscal Year, and will furnish the following statements and reports to each Lender Party at
Borrower's expense:

 (a) As soon as available, and in any event within ninety (90) days after the end of ach Fiscal Year, complete Consolidated and consolidating financial statements of Borrower together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an unqualified opinion, based on an audit using generally accepted auditing standards, by independent certified public accountants selected by Borrower and acceptable to Majority Lenders, stating that such Consolidated financial statements have been so prepared. These financial statements shall contain a Consolidated and consolidating balance sheet as of the end of such Fiscal Year and
Consolidated and consolidating statements of earnings, of cash flows, and of changes in owners' equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year.

 (b) As soon as available, and in any event within forty-five (45) days after the end of the first three Fiscal Quarters in each Fiscal Year,
Borrower's Consolidated and consolidating balance sheet as of the end of such
Fiscal Quarter and Consolidated and consolidating statements of Borrower's earnings and cash flows for the period from the beginning of the then current
Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments. In addition Borrower will, together with each such set of financial statements and each set of financial statements furnished under subsection (a) of this section, furnish a certificate in the form of Exhibit
D signed by the Chief Financial Officer of Borrower stating that such financial statements are accurate and complete (subject to normal year- end adjustments), stating that he has reviewed the Loan Documents, containing calculations showing compliance (or noncompliance) at the end of such Fiscal
Quarter with the requirements of Section 7.11 and Section 7.12 and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such
Default.

 (c) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by any Restricted
Person to its stockholders and all registration statements, periodic reports and other statements and schedules filed by any Restricted Person with any securities exchange, the Securities and Exchange Commission or any similar governmental authority. Documents required to be delivered pursuant to
Section 6.2(a), (b) or (c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto, on the
Borrower's website on the Internet at the website address listed in the
Disclosure Letter; or (ii) on which such documents are posted on the
Borrower's behalf on IntraLinks/IntraAgency or another relevant website, if any, including, but not limited to any filings made on EDGAR to which each
Lender and the Administrative Agent have access(whether a commercial, third-
party website or whether sponsored by the Administrative Agent); provided that: (x) the Borrower shall deliver paper copies of such documents to the
Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (y) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative
Agent and each Lender of the posting of any such documents and provide to the
Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the
Compliance Certificates required by Section 6.2(b) to the
Administrative Agent and each of the Lenders. Except for such Compliance
Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

 (d) By March 31 of each year, an Engineering Report prepared by
DeGolyer & MacNaughton, or other independent petroleum engineers chosen by
Borrower and acceptable to Majority Lenders, concerning all oil and gas properties and interests owned by any Restricted Person which are located in or offshore of the United States and which have attributable to them proved oil or gas reserves. This report shall be satisfactory to Administrative
Agent, shall contain sufficient information to enable Borrower to meet the reporting requirements concerning oil and gas reserves contained in
Regulations S-K and S-X promulgated by the Securities and Exchange Commission and shall contain information and analysis comparable in scope to that contained in the Initial Engineering Report.

 (e) As soon as available, and in any event within sixty (60) days after the end of each month, a report describing by field the gross volume of production and sales prices attributable to production during such month from the properties described in subsection (a) above.

 (f) When required under Section 2.9(b) or Section 2.9(c), the
Engineering Reports described therein.

 (g) When Borrower or a Consolidated subsidiary of Borrower acquires assets during a Four-Quarter Period and such assets are included in the calculation of Adjusted EBITDA for such Four-Quarter Period, Borrower shall deliver to Administrative Agent and Lenders, together with the financial statements described in Section 6.2(b), pro forma financial statements of
Borrower for such period prepared on a Consolidated basis as if such assets had been acquired by
Borrower or such subsidiary on the first day of such Four-Quarter Period.

 (h) Concurrently with the reports referred to in Section 6.2(d), a report describing material gas imbalances and curtailments of production for the Collateral.

 (i) Promptly after Borrower has notified Agent of any intention by
Borrower to treat the Loans and/or Letters of Credit and related transaction as being a "reportable transaction" (within the meaning of Treasury
Regulation Section 1.6011- 4), Borrower shall deliver to Agent a duly completed copy of IRS Form 8886 or any successor form.

 Section 6.3. Other Information and Inspections. Each Restricted Person
will furnish to each Lender any information which Administrative Agent may from time to time request concerning any provision of the Loan Documents or any matter in connection with Restricted Persons' businesses, properties, prospects, financial condition and operations. Each  Restricted Person will permit representatives appointed by Administrative Agent (including independent accountants, auditors, Administrative Agents, attorneys, appraisers and any other Persons) to visit and inspect during normal business hours any of such Restricted Person's property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and each Restricted Person shall permit Administrative Agent or its representatives to investigate and verify the accuracy of the information furnished to Administrative Agent or any Lender in connection with the Loan
Documents and to discuss all such matters with its officers, employees and representatives.

 Section 6.4. Notice of Material Events and Change of Address. Borrower
will promptly notify each Lender in writing, stating that such notice is being given pursuant to this Agreement, of:

 (a) occurrence of any Material Adverse Change,

 (b) the occurrence of any Default,

 (c) the acceleration of the maturity of any Indebtedness owed by any
Restricted Person or of any default by any Restricted Person under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default could cause a Material Adverse Change,

 (d) the occurrence of any Termination Event,

 (e) any claim of $10,000,000 or more, any notice of potential liability under any Environmental Laws which might exceed such amount, or any other material adverse claim asserted against any Restricted Person or with respect to any Restricted Person's properties, and

 (f) the filing of any suit or proceeding against any Restricted Person in which an adverse decision could cause a Material Adverse Change.

 Upon the occurrence of any of the foregoing Restricted Persons will take all necessary or appropriate steps to remedy promptly any such Material
Adverse Change, Default, acceleration, default or Termination Event, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Borrower will also notify Administrative Agent and Administrative
Agent's counsel in writing at least twenty Business Days prior to the date that any Restricted Person changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records, furnishing with such notice any necessary financing statement amendments or requesting Administrative Agent and its counsel to prepare the same.

 Section 6.5. Maintenance of Properties. Each Restricted Person will maintain, preserve, protect, and keep all property used or useful in the conduct of its business in good condition and in compliance with all applicable Laws, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times.

 Section 6.6. Maintenance of Existence and Qualifications. Each
Restricted Person will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable Law, except where the failure so to qualify will not cause a Material Adverse Change.

 Section 6.7. Payment of Trade Liabilities, Taxes, etc. Each Restricted
Person will (a) timely file all required tax returns; (b) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; (c) pay all Liabilities owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business within a period of time after the invoice date that is customary in the oil and gas industry; (d) pay and discharge when due all other Liabilities now or hereafter owed by it; and (e) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP. Each Restricted Person may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings and has set aside on its books adequate reserves therefor.

 Section 6.8. Insurance. Each Restricted Person shall at all times maintain (at its own expense) insurance for its property and its liability for injury to persons or property in accordance with the Insurance Schedule, which insurance shall be by financially sound and reputable insurers.

 Section 6.9. Performance on Borrower's Behalf. If any Restricted Person
fails to pay any taxes, insurance premiums, expenses, attorneys' fees or other amounts it is required to pay under any Loan Document, Administrative
Agent may pay the same. Borrower shall immediately reimburse Administrative
Agent for any such payments and each amount paid by Administrative Agent shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by Administrative Agent.

 Section 6.10. Interest. Borrower hereby promises to each Lender Party to pay interest at the Default Rate applicable to Base Rate Loans on all
Obligations (including Obligations to pay fees or to reimburse or indemnify any Lender) which Borrower has in this Agreement promised to pay to such
Lender Party and which are not paid when due. Such interest shall accrue from the date such Obligations become due until they are paid.

 Section 6.11. Compliance with Agreements and Law. Each Restricted
Person will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound. Each
Restricted Person will conduct its business and affairs in compliance with all Laws applicable thereto and will maintain in good standing all licenses that may be necessary or appropriate to carry on its business.

 Section 6.12. Environmental Matters; Environmental Reviews.

 (a) Each Restricted Person will comply in all material respects with all Environmental Laws now or hereafter applicable to such Restricted Person, as well as all contractual obligations and agreements with respect to environmental remediation or other environmental matters, and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect. No Restricted Person will do anything or permit anything to be done which will subject any of its properties to any remedial obligations under, or result in noncompliance with applicable permits and licenses issued under, any applicable Environmental Laws, assuming disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances. Upon Administrative Agent's reasonable request, at any time and from time to time, Borrower will provide at its own expense an environmental inspection of any of the Restricted Persons' material real properties and audit of their environmental compliance procedures and practices, in each case from an engineering or consulting firm approved by
Administrative Agent. Administrative Agent and Lenders will use their best efforts to protect any attorney client privilege that exists with respect to reports or audits prepared by such engineers or consultants.

 (b) Borrower will promptly furnish to Administrative Agent all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by any Restricted Person, or of which Borrower otherwise has notice, pending or threatened against any
Restricted Person by any governmental authority with respect to any alleged violation of or non-compliance with any Environmental Laws or relating to potential responsibility with respect to any investigation or clean-up of
Hazardous Material at any location, in each case which involves a claim or liability in excess of $5,000,000.

 Section 6.13. Evidence of Compliance. Each Restricted Person will furnish to each Lender at such Restricted Person's or Borrower's expense all evidence which Administrative Agent from time to time reasonably requests in writing as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

 Section 6.14. Bank Accounts; Offset. To secure the repayment of the
Obligations Borrower hereby grants to each Lender a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of any Lender at common Law, under the Loan
Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the  proceeds therefrom) of
Borrower now or hereafter held or received by or in transit to any Lender from or for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits
(general or special, time or demand, provisional or final) of Borrower with any Lender, and (c) any other credits and claims of Borrower at any time existing against any Lender, including claims under certificates of deposit.
At any time and from time to time after the occurrence of any Default, each
Lender is hereby authorized  to foreclose upon, or to offset against the
Obligations then due and payable (in either case without notice to Borrower), any and all items hereinabove referred to. The remedies of foreclosure and offset are separate and cumulative, and either may be exercised independently of the other without regard to procedures or restrictions applicable to the other.

    ARTICLE VII- Negative Covenants of Borrower

 To conform with the terms and conditions under which each Lender is willing to have credit outstanding to Borrower, and to induce each Lender to enter into this Agreement and make the Loans, Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise:

 Section 7.1. Indebtedness. No Restricted Person will in any manner owe or be liable for Indebtedness except:

 (a) the Obligations.

 (b) Liabilities for taxes and governmental assessments in the ordinary course of business that are not yet due.

 (c) Indebtedness arising under Hedging Contracts permitted under
Section 7.3.

 (d) Liability for that certain royalty associated with production from
Borrower's Formax properties.

 (e) miscellaneous items of Indebtedness not described in subsections
(a) through (c) which do not in the aggregate (taking into account all such
Indebtedness of all Restricted Persons) exceed $10,000,000 at any one time outstanding.

 Section 7.2. Limitation on Liens. Except for Permitted Liens, no
Restricted Person will create, assume or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires.

 Section 7.3. Hedging Contracts. No Restricted Person will be a party to or in any manner be liable on any Hedging Contract except:

 (a) contracts entered into with the purpose and effect of fixing prices on oil or gasexpected to be produced, purchased, sold or transported by
Restricted Persons, provided that at all times: (i) no such contract fixes a price for a term of more than thirty-six (36) months except contracts that are directly hedged to offset a longer term fixed rate contract; (ii) the aggregate monthly production covered by all such contracts (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to Administrative Agent) for any single month does not in the aggregate exceed seventy-five percent (75%) of Restricted Persons'
aggregate Projected Oil and Gas Production anticipated to be sold in the ordinary course of Restricted Persons' businesses for such month, (iii) no such contract requires any Restricted Person to put up money, assets, letters of credit or other security against the event of its nonperformance prior to actual default by such Restricted Person in performing its obligations thereunder, and (iv) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Lender or one of its Affiliates) at the time the contract is made has long-term obligations rated A1 by Moody's or A+ by S & P, or better, respectively, by either Rating Agency. As used in this subsection, the term
"Projected Oil and Gas Production" means the projected production of oil or gas (measured by volume unit or BTU equivalent, not sales price) for the term of the contracts or a particular month, as applicable, from properties and interests owned by any Restricted Person which are located in or offshore of the United States and which have attributable to them proved oil or gas reserves, as such production is projected in the most recent report delivered pursuant to Section 6.2(d), after deducting projected production from any properties or interests sold or under contract for sale that had been included in such report and after adding projected production from any properties or interests that had not been reflected in such report but that are reflected in a separate or supplemental reports meeting the requirements of such Section 6.2(d) above and otherwise are satisfactory to Administrative
Agent;

 (b) contracts entered into by a Restricted Person with the purpose and effect of fixing interest rates on a principal amount of indebtedness of such
Restricted Person that is accruing interest at a variable rate, provided that
(i) the aggregate notional amount of such contracts never exceeds seventy-
five percent (75%) of the anticipated
outstanding principal balance of the indebtedness to be hedged by such contracts or an average of such principal balances calculated using a generally accepted method of matching interest swap contracts to declining principal balances, (ii) the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding indebtedness to be hedged by such contract and (iii)
each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Lender or one of its Affiliates) at the time the contract is made has long-term obligations rated A1 by Moody's or A+ by S & P, or better; and

 (c) contracts entered into with the purpose and effect offixing prices on electricity expected to be produced or sold by Restricted Persons, provided that at all times: (i) no such contract fixes a price for a term of more than sixty (60) months, (ii) the aggregate monthly production covered by all such contracts (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to Administrative
Agent) for any single month does not in the aggregate exceed ninety percent
(90%) of Restricted Persons' aggregateProjected Electricity Production anticipated to be sold in the ordinary course of Restricted Persons'
businesses for such month, (iii) no such contract requires any Restricted
Person to put up money, assets, letters of credit or other security against the event of its nonperformance prior to actual default by such Restricted
Person in performing its obligations thereunder, and (iv) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Lender or one of its
Affiliates) at the time the contract is made has long-term obligations rated
A1 by Moody's or A+ by S&P, or better, respectively, by either Rating Agency.
As used in this subsection, the term "Projected Electricity Production" means the projected production of electricity (measured by volume unit or megawatt per hour equivalent, not sales price) for the term of the contracts or a particular month, as applicable, from generating facilities owned by any
Restricted Person which are located in the United States and projected by
Restricted Persons.

 Section 7.4. Limitation on Mergers, Issuances of Securities. No
Restricted Person will merge or consolidate with or into any other Person;
provided that so long as no Default has occurred and is continuing or will occur as a result thereof (a) Borrower may merge or consolidate with another
Person so long as Borrower is the surviving business entity, (b) any wholly-
owned Subsidiary of Borrower may be merged into or consolidated with another
Person so long as Borrower or a wholly-owned Subsidiary of Borrower is the surviving business entity, and (c) any Subsidiary of Borrower may merge or consolidate with another Person so long as Borrower or a Subsidiary of
Borrower is the surviving business entity. Borrower will not issue any securities other than shares of its common stock and any options or warrants giving the holders thereof only the right to acquire such shares. No
Subsidiary of Borrower will issue any additional shares of its capital stock or other securities or any options, warrants or other rights to acquire such additional shares or other securities except to Borrower and only to the extent not otherwise forbidden under the terms hereof. No Subsidiary of
Borrower which is a partnership will allow any diminution of Borrower's interest (direct or indirect) therein.

 Section 7.5. Limitation on Sales of Property. No Restricted Person will sell, transfer, lease, exchange, alienate or dispose of any of its material assets or properties or any material interest therein, or discount, sell, pledge or assign any notes payable to it, accounts receivable or future income, except:

 (a) equipment which is worthless or obsolete or which is replaced by equipment of equal suitability and value;

 (b) inventory (including oil and gas sold as produced and seismic data)
which is sold in the ordinary course of business on ordinary trade terms;

 (c) capital stock of any of Borrower's Subsidiaries which is transferred to Borrower or a wholly owned Subsidiary of Borrower;

 (d) interests in oil and gas properties, or portions thereof, to which no proved reserves of oil, gas or other liquid or gaseous hydrocarbons are properly attributed; and

 (e) other property which is sold for fair consideration not in the aggregate in excess of $10,000,000 in any period of twelve (12) consecutive calendar months.

 Section 7.6. Limitation on  dividends and Stock Repurchases. No
Restricted Person (a)will declare or make any Dividends  other than (i)
Dividends payable to Borrower, and (ii) so long as no Default has occurred and is continuing or will occur as a result thereof, Dividends payable to
Borrower's shareholders, to the extent that the aggregate value of all such
Distributions made during any Four-Quarter Period does not exceed the greater of $13,000,000 or seventy-five percent (75%) of Net Income for such Four-
Quarter Period; or (b) make Stock Repurchases except to the extent that the aggregate value of all such Stock Repurchases made during any Four-Quarter
Period does not exceed $15,000,000.

 Section 7.7. Limitation on Acquisitions, Investments; and New
Businesses. Except as expressly permitted by this section, no Restricted
Person will (a) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction, or (b) make any acquisitions of or capital contributions to or other Investments in any Person or property;
provided that the Restricted Persons (i) may make Permitted Investments and
Core Acquisitions and Investments without limitation, and (ii) may make Non-
Core Acquisitions and Investments so long as the aggregate amount expended on
Non-Core Acquisitions and Investments during the period from the date hereof until the Maturity Date never exceeds $15,000,000. No Restricted Person will engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses and operations.

 Section 7.8. Limitation on Credit Extensions. Except for Permitted
Investments, no Restricted Person will extend credit, make advances or make loans other than (a) normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner.

 Section 7.9. Transactions with Affiliates. Neither Borrower nor any of its Subsidiaries will engage in any material transaction with any of its
Affiliates on terms which are less favorable to it than those which would have been obtainable at the time in arm's-length dealing with Persons other than such Affiliates, provided that such restriction shall not apply to transactions among Borrower and its wholly owned Subsidiaries.

 Section 7.10. Prohibited Contracts. Except as expressly provided for in the Loan Documents, no Restricted Person will, directly or indirectly, enter into, create, or otherwise allow to exist any contract or other consensual restriction on (a) the ability of any Subsidiary of Borrower to (i) pay dividends or make other distributions to Borrower, (ii) to redeem equity interests held in it by Borrower, (iii) to repay loans and other indebtedness owing by it to Borrower, or (iv) to transfer any of its assets to Borrower or
(b) the ability of any Restricted Person to grant to Agent and Lenders Liens on its assets. No ERISA Affiliate will incur any obligation to contribute to any "multiemployer plan" as defined in Section 4001 of ERISA.

 Section 7.11. Current Ratio. The ratio of Borrower's Current Assets to
Borrower's Current Liabilities will never be less than 1.0 to 1.0.

 Section 7.12. EBITDA to Total Funded Debt Ratio. At the end of any
Fiscal Quarter, beginning with the Fiscal Quarter ending June 30, 2003, the ratio of (a) Total Funded Debt to (b) Adjusted EBITDA for the Four-Quarter
period then ended, will not be greater than 3.0 to 1.0.

    ARTICLE VIII- Events of Default and Remedies

 Section 8.1. Events of Default. Each of the following events constitutes an Event of Default under this Agreement:

 (a) Any Restricted Person fails to pay any principal component of any
Obligation (including but not limited to any Borrowing Base Deficiency) when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise;

 (b) Any Restricted Person fails to pay any Obligation (other than the
Obligations in subsection (a) above) when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise, within three Business Days after the same becomes due;

 (c) Any "default" or "event of default" occurs under any Loan Document which defines either such term, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document;

 (d) Any Restricted Person fails to duly observe, perform or comply with any covenant, agreement or provision of Section 6.4 or Article VII;

 (e) Any Restricted Person fails (other than as referred to in subsections (a), (b), (c) or (d) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document, and such failure remains unremedied for a period of thirty (30) days after notice of such failure is given by Administrative
Agent to Borrower;

 (f) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Restricted Person in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, or any Loan Document at any time ceases to be valid, binding and enforceable as warranted in Section 5.5 for any reason other than its release or subordination by Administrative Agent;

 (g) Any Restricted Person fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such agreement or instrument is materially significant to Borrower or to
Borrower and its Subsidiaries on a Consolidated basis, and such failure is not remedied within the applicable period of grace (if any) provided in such agreement or instrument;

 (h) Any Restricted Person (i) fails to pay any portion, when such portion is due, of any of its Indebtedness in excess of $5,000,000, or (ii)
breaches or defaults in the performance of any agreement or instrument by which any such Indebtedness is issued, evidenced, governed, or ecured, and any such failure, breach or default continues beyond any applicable period of grace provided therefore;

 (i) Either (i) any "accumulated funding deficiency" (as defined in
Section 412(a) of the Internal Revenue Code) in excess of $5,000,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the
Treasury or his delegate, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefit liabilities exceeds the then current value of such ERISA Plan's assets available for the payment of such benefit liabilities by more than $5,000,000
(or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount);

 (j) Any Restricted Person:

  (i) suffers the entry against it of a judgment, decree or order for relief by a Tribunal of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of thirty days; or

  (ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar Law now or hereafter in effect, including the federal
Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such Law;
or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

  (iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within thirty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

  (iv) suffers the entry against it of a final judgment for the payment of money in excess of $5,000,000 (not covered by insurance satisfactory to Administrative Agent in its discretion), unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

  (v) suffers a writ or warrant of attachment or any similar process to be issued by any Tribunal against all or any substantial part of its assets and such writ or warrant of  attachment or any similar process is not stayed or released within thirty days after the entry or levy thereof or after any stay is vacated or set aside;

 (k) Any Change of Control occurs; and

 (l) Any Material Adverse Change occurs.

 Upon the occurrence of an Event of Default described in subsection
(j)(i), (j)(ii) or (j)(iii) of this section with respect to Borrower, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleratio, or any other notice or declaration of any kind, all of which are hereby expressly waived by
Borrower and each Restricted Person who at any time ratifies or approves this
Agreement. Upon any such acceleration, any obligation of any Lender and any obligation of LC Issuer to issue Letters of Credit hereunder to make any further Loans shall be permanently terminated. During the continuance of any other Event of Default, Administrative Agent at any time and  from time to time may (and upon written instructions from Majority Lenders, Administrative
Agent shall), without notice to Borrower or any other Restricted Person, do either or both of the following: (1) terminate any obligation of Lenders to make Loans hereunder, and any obligation of LC Issuer to issue Letters of
Credit hereunder, and (2) declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each
Restricted Person who at any time ratifies or approves this Agreement.

 Section 8.2. Remedies. If any Default shall occur and be continuing, each Lender Party may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and each Lender Party may enforce the payment of any Obligations due it or enforce any other legal or equitable right which it may have. All rights, remedies and powers conferred upon Lender Parties under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at Law or in equity.

    ARTICLE IX- Administrative Agent

 Section 9.1. Appointment and Authority. Each Lender Party hereby irrevocably authorizes Administrative Agent, and Administrative Agent hereby undertakes, to receive payments of principal, interest and other amounts due hereunder as specified herein and to take all other actions and to exercise such powers under the Loan Documents as are  specifically delegated to
Administrative Agent by the terms hereof or thereof, together with all other powers reasonably incidental thereto. The relationship of Administrative
Agent to the other Lender Parties is only that of one commercial lender acting as Administrative Agent for others, and nothing in the Loan Documents shall be construed to constitute Administrative Agent a trustee or other fiduciary for any Lender Party or any holder of any participation in a Note nor to impose on Administrative Agent duties and obligations other than those expressly provided for in the Loan Documents. With respect to any matters not expressly provided for in the Loan Documents and any matters which the Loan
Documents place within the discretion of Administrative Agent, Administrative
Agent shall not be required to exercise any discretion or take any action, and it may request instructions from Lenders with respect to any such matter, in which case it shall be required to act or to refrain from acting (and shall be fully protected and free from liability to all Lender Parties in so acting or refraining from acting) upon the instructions of Majority Lenders
(including itself), provided, however, that Administrative Agent shall not be required to take any action which exposes it to a risk of personal liability that it considers unreasonable or which is contrary to the Loan Documents or to applicable Law. Upon receipt by Administrative Agent from Borrower of any communication calling for action on the part of Lenders or upon notice from any other Lender to Administrative Agent of a Default, Administrative Agent
shall promptly notify each other Lender thereof.

 Section 9.2. Exculpation, Administrative Agent's Reliance, Etc. Neither
Administrative Agent nor any of its directors, officers, Administrative
Agents, attorneys, or employees shall be liable for any action taken or omitted to be taken by any of them under or in connection with the Loan
Documents, including their negligence of any kind, except that each shall be liable for its own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Administrative Agent (a) may treat the payee of any Note as the holder thereof until Administrative Agent receives written notice of the assignment or transfer thereof in accordance with this
Agreement, signed by such payee and in form satisfactory to Administrative
Agent; (b) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any other Lender and shall not be responsible to any other Lender Party for any
statements, warranties or representations made in or in connection with the
Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Loan Documents on the part of any Restricted Person or to inspect the property (including the books and records) of any Restricted Person; (e)
shall not be deemed to have knowledge of the occurrence of a Default unless it shall have received notice thereof specifying that it is a "Notice of
Default," (f) shall not be responsible to any other Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any instrument or document furnished in connection therewith; (g) may rely upon the representations and warranties of each Restricted Person or Lender Party in exercising its  powers hereunder;
and (h) shall incur no liability under or in respect of the Loan Documents by acting upon any notice, consent, certificate or other instrument or writing
(including any facsimile, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper Person or Persons.

 Section 9.3. Credit Decisions. Each Lender Party acknowledges that it has, independently and without reliance upon any other Lender Party, made its own analysis of Borrower and the transactions contemplated hereby and its own independent decision to enter into this Agreement and the other Loan
Documents. Each Lender Party also acknowledges that it will, independently and without reliance upon any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan
Documents.

 Section 9.4. Indemnification. Each Lender agrees to indemnify
Administrative Agent (to the extent not reimbursed by Borrower within ten
(10) days after demand) from and against such Lender's Percentage Share of any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against Administrative Agent growing out of, resulting from or in any other way associated with the Loan Documents and the transactions and events (including the enforcement thereof) at any time associated therewith or contemplated therein (whether arising in contract or in tort and otherwise and including any
violation or noncompliance with any Environmental Laws by any Person or any liabilities or duties of any Person with respect to Hazardous Materials found in or released into the environment).

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND
COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED,
IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE
CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY
ADMINISTRATIVE AGENT,

provided only that no Lender shall be obligated under this section to indemnify Administrative Agent for that portion, if any, of any liabilities and costs which is proximately caused by Administrative Agent's own individual gross negligence or willful misconduct, as determined in a final judgment. Cumulative of the foregoing, each Lender agrees to reimburse
Administrative Agent promptly upon demand for such Lender's Percentage Share of any costs and expenses to
be paid to Administrative Agent by Borrower under Section 10.4(a) to the extent that Administrative Agent is not timely reimbursed for such expenses by Borrower as provided in such section. As used in this section the term
"Administrative Agent" shall refer not only to the Person designated as such in Section 1.1 but also to each director, officer, Administrative Agent, attorney, employee, representative and Affiliate of such Person.

 Section 9.5. Rights as Lender. In its capacity as a Lender,
Administrative Agent shall have the same rights and obligations as any Lender and may exercise such rights as though it were not Administrative Agent.
Administrative Agent may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with any
Restricted Person or their Affiliates, all as if it were not Administrative
Agent hereunder and without any duty to account therefor to any other Lender.

 Section 9.6. Sharing of Set-Offs and Other Payments. Each Lender Party
agrees that if it shall, whether through the exercise of rights of banker's lien, set off, or counterclaim against Borrower or otherwise, obtain payment of a portion of the aggregate Obligations owed to it which, taking into account all distributions made by Administrative Agent under Section 3.1, causes such Lender Party to have received more than it would have received had such payment been received by Administrative Agent and distributed pursuant to Section 3.1, then (a) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause all Lender Parties to share all payments as provided for in Section 3.1, and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that Administrative Agent and all Lender
Parties share all payments of Obligations as
provided in Section 3.1; provided, however, that nothing herein contained shall in any way affect the right of any Lender Party to obtain payment
(whether by exercise of rights of banker's lien, set-off or counterclaim or otherwise) of indebtedness other than the Obligations. Borrower expressly consents to the foregoing arrangements and agrees that any holder of any such interest or other participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by Law exercise any and all rights of banker's lien, set-off, or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation. If all or any part of any funds transferred pursuant to this section is thereafter recovered from the seller under this section which received the same, the purchase provided for in this section shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to the order of a Tribunal order to be paid on account of the possession of such funds prior to such recovery.

 Section 9.7. Investments. Whenever Administrative Agent in good faith determines that it is uncertain about how to distribute to Lender Parties any funds which it has received, or whenever Administrative Agent in good faith determines that there is any dispute among Lender Parties about how such funds should be distributed, Administrative Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Administrative Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Administrative Agent is otherwise required to invest funds pending distribution to Lender Parties,
Administrative Agent shall invest such funds pending distribution; all interest on any such Investment shall be distributed upon the distribution of such Investment and in the same proportion and to the same Persons as such
Investment. All moneys received by Administrative Agent for distribution to
Lender Parties (other than to the Person who is Administrative Agent in its separate capacity as a Lender Party) shall be held by Administrative Agent pending such distribution solely as Administrative Agent for such Lender
Parties, and Administrative Agent shall have no equitable title to any portion thereof.

 Section 9.8. Benefit of Article IX. The provisions of this Article
(other than the following Section 9.9) are intended solely for the benefit of
Lender Parties, and no Restricted Person shall be entitled to rely on any such provision or assert any such provision in a claim or defense against any
Lender. Lender Parties may waive or amend such provisions as they desire without any notice to or consent of Borrower or any Restricted Person.

 Section 9.9. Resignation. Administrative Agent may resign at any time by giving written notice thereof to Lenders and Borrower. Each such notice shall set forth the date of such resignation. Upon any such resignation
Majority Lenders shall have the right to appoint a successor Administrative
Agent. A successor must be appointed for any retiring Administrative Agent, and such Administrative Agent's resignation shall become effective when such successor accepts such appointment. If, within thirty days after the date of the retiring Administrative Agent's resignation, no successor Administrative
Agent has been appointed and has accepted such appointment, then the retiring
Administrative Agent may appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed to conduct a banking or trust business under the Laws of the United States of America or of any state thereof. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, the retiring Administrative
Agent shall be discharged from its duties and obligations under this
Agreement and the other Loan Documents. After any retiring Administrative
Agent's resignation hereunder the provisions of this ARTICLE IX shall continueto inure to its benefit as to  any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.

    ARTICLE X - Miscellaneous

 Section 10.1. Waivers and Amendments; Acknowledgments.

 (a) Waivers and Amendments. No failure or delay (whether bycourse of conduct or otherwise) by any Lender in exercising any right, power or remedy which such Lender Party may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by any Lender Party of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Restricted Person shall in any case of itself entitle any Restricted Person to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no waiver, consent, release, modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by (i) if such party is Borrower, by Borrower, (ii) if such party is
Administrative Agent or LC Issuer, by such party, and (iii) if such party is a Lender, by such Lender or by Administrative Agent on behalf of Lenders with the written consent of Majority Lenders (which consent has already been given as to the termination of the Loan Documents as provided in Section 10.9).
Notwithstanding the foregoing or anything to the contrary herein,
Administrative Agent shall not, without the prior consent of each individual
Lender, execute and deliver on behalf of such Lender any waiver or amendment which would: (1) waive any of the conditions specified in Section 4.1
(provided that Administrative Agent may in itsdiscretion withdraw any request it has made under Section 4.2(f), (2) increase the maximum amount which such
Lender is committed hereunder to lend, (3) reduce any fees payable to such
Lender hereunder, or the principal of, or interest on, such Lender's Note,
(4) postpone any date fixed for any payment of any such fees, principal or interest, (5) amend the definition herein of "Majority Lenders" or otherwise change the aggregate amount of Percentage Shares which is required for
Administrative Agent, Lenders or any of them to take any particular action under the Loan Documents, (6) release Borrower from its obligation to pay such Lender's Note or (7) amend this Section 10.1(a).

 (b) Acknowledgments and Admissions. Borrower hereby represents, warrants, acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made an independent decision to enter into this
Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by
Administrative Agent or any Lender, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iii) there are no representations, warranties, covenants, undertakings or agreements by any Lender as to the
Loan Documents except as expressly set out in this Agreement or in another
Loan Document delivered on or after the date hereof, (iv) no Lender has any fiduciary obligation toward Borrower with respect to any Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the Loan
Documents between Borrower and the other Restricted Persons, on one hand, and each Lender, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Loan Documents between any Restricted person and any Lender,
(vii) Administrative Agent is not Borrower's Administrative Agent, but
Administrative Agent for Lenders, (viii) should a Default occur or exist, each Lender will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time,
(ix) without limiting any of the foregoing, Borrower is not relying upon any representation or covenant by any Lender, or any representative thereof, and no such representation or covenant has been made, that any Lender will, at the time of a Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted
under the Loan Documents with respect to any such Default or any other provision of the Loan Documents, and (x) all Lender Parties have relied upon the truthfulness of the acknowledgments in this section in deciding to execute and deliver this Agreement and to become obligated hereunder.

 (c) Joint Acknowledgment. THIS WRITTEN AGREEMENT AND THE OTHER LOAN
DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE
CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL
AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

 Section 10.2. Survival of Agreements; Cumulative Nature. All of
Restricted Persons' various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loans and the delivery of the Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to each Lender Party and all of Lender
Parties' obligations to Borrower are terminated. All statements and agreements contained in any certificate or other instrument delivered by any
Restricted Person to any Lender Party under any Loan Document shall be deemed representations and warranties by Borrower or agreements and covenants of
Borrower under this Agreement. The representations, warranties, indemnities, and covenants made by Restricted Persons in the Loan Documents, and the rights, powers, and privileges granted to Lender Parties in the Loan
Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to any Lender Party of any such representation, warranty, indemnity, covenant, right, power or privilege. In particular and without limitation, no exception set out in this
Agreement to any representation, warranty, indemnity, or covenant herein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity, or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

 Section 10.3. Notices. All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document
(provided that Administrative Agent may give telephonic notices to the other
Lender Parties), and shall be deemed sufficiently given or furnished if delivered by personal delivery, by facsimile or other electronic transmission, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to Borrower and Restricted
Persons at the address of Borrower specified on the signature pages hereto and to each Lender Party at its address specified on the Lenders Schedule
(unless changed by similar notice in writing given by the particular Person whose address is to be
changed). Any such notice or communication shall be deemed to have been given
(a) in the case of personal delivery or delivery service, as of the date of first attempted delivery during normal business hours at the address provided herein, (b) in the case of facsimile, upon receipt, (c) in the case of other electronic transmission, upon acknowledgment of receipt by the recipient within twenty-four (24) hours of first attempted delivery, or (d) in the case of registered or certified United States mail, within three days after deposit in the mail; provided, however, that no Borrowing Notice shall become effective until actually received by Administrative Agent.

 Section 10.4. Payment of Expenses; Indemnity.

 (a) Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated, Borrower will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay: (i) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document or transaction referred to
herein or therein, (ii) all reasonable costs and expenses incurred by or on behalf of Administrative Agent (including without limitation attorneys' fees and engineering fees, travel costs and miscellaneous expenses) in connection with (1) the negotiation, preparation, execution and delivery of the Loan
Documents, and any and all consents, waivers or other documents or instruments relating thereto, (2) the borrowings hereunder and other action reasonably required
in the course of administration hereof, (3) monitoring or confirming (or preparation or negotiation of any document related to) any Restricted
Person's compliance with any covenants or conditions contained in this
Agreement or in any Loan Document, and (iii) all reasonable costs and expenses incurred by or on behalf of any Lender Party (including without limitation attorneys' fees, consultants' fees and accounting fees) in connection with the preservation of any
rights under the Loan Documents or the defense or enforcement of any of the
Loan Documents (including this section), any attempt to cure any breach thereunder by any Restricted Person, or the defense of any Lender Party's exercise of its rights thereunder. In addition to the foregoing, until all
Obligations have been paid in full, Borrower will also pay or reimburse
Administrative Agent for all reasonable out-of-pocket costs and expenses of
Administrative Agent or its Administrative Agents or employees in connection with the continuing administration of the Loans and the related due diligence of Administrative Agent, including travel and miscellaneous expenses and fees and expenses of Administrative Agent's outside counsel, reserve engineers and consultants engaged in connection with the Loan Documents.

 (b) Indemnity. Borrower agrees to indemnify each Lender Party , upon demand, from and against any and all liabilities, obligations, broker's fees, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs")
which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such Lender Party growing out of, resulting from or in any other way associated with the Loan Documents and the transactions and events
(including the enforcement or defense thereof) at any time associated therewith or contemplated therein (whether arising in contract or in tort or otherwise). Among other things, the foregoing indemnification covers all liabilities and costs incurred by any Lender Party related to any breach of a
Loan Document by a Restricted Person, any bodily injury to any Person or damage to any Person's property, or any violation or noncompliance with any
Environmental Laws by any Lender Party or any other Person or any liabilities or duties of any Lender Party or any other Person with respect to Hazardous
Materials found in or released into the environment.

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND
COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED,
IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR CAUSED,
IN WHOLE OR IN PART BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY
LENDER PARTY,

provided only that no Lender Party shall be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. If any Person
(including Borrower or any of its Affiliates) ever alleges such gross negligence or willful misconduct by any Lender Party, the indemnification provided for in this section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. As used in this section the term "Lender Party" shall refer not only to each Person designated as such in
Section 1.1 but also to each director, officer, Administrative Agent, trustee, attorney, employee, representative and Affiliate of or for such
Person.

 Section 10.5. Parties in Interest; Assignments.

 (a) All grants, covenants and agreements contained in the Loan
Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that no
Restricted Person may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of all of the Lenders. Neither Borrower nor any Affiliates of Borrower shall directly or indirectly purchase or otherwise retire any Obligations owed to any Lender nor will any Lender accept any offer to do so, unless each Lender shall have received substantially the same offer with respect to the same
Percentage Share of the Obligations owed to it. If Borrower or any Affiliate of Borrower at any time purchases some but less than all of the Obligations owed to all Lender Parties, such purchaser shall not be entitled to any rights of any Lender under the Loan Documents unless and until Borrower or its Affiliates have purchased all of the Obligations.

 (b) No Lender shall sell any participation interest in its commitment hereunder or any of its rights under its Loans or under the Loan Documents to any Person unless the agreement between such Lender and such participant at all times provides: (i) that such participation exists only as a result of the agreement between such participant and such Lender and that such transfer does not give such participant any right to vote as a Lender or any other direct claims or rights
against any Person other than such Lender, (ii) that such participant is not entitled to payment from any Restricted Person under Section 3.2 through
Section 3.6 of amounts in excess of those payable to such Lender under such sections (determined without regard to the sale of such participation), and
(iii) unless such participant is an Affiliate of such Lender, that such participant shall not be entitled to require such Lender to take any action under any Loan Document or to obtain the consent of such participant prior to taking any action under any Loan Document, except for actions which would require the consent of all Lenders under subsection (a) of Section 10.1. No
Lender selling such a participation shall, as between the other parties hereto and such Lender, be relieved of any of its obligations hereunder as a result of the sale of such participation. Each Lender which sells any such participation to any Person (other than an Affiliate of such Lender) shall give prompt notice thereof to Administrative Agent and Borrower.

 (c) Except for sales of participations under the immediately preceding subsection, no Lender shall make any assignment or transfer of any kind of its commitments or any of its rights under its Loans or under the Loan
Documents, except for assignments to an Eligible Transferee, and then only if such assignment is made in accordance with
the following requirements:

  (i) Each such assignment shall apply to all Obligations owing to the assignor Lender hereunder and to the unused portion of the assignor
Lender's commitments, so that after such assignment is made the assignor
Lender shall have a fixed (and not a varying) Percentage Share in its Loans and Note and be committed to make that Percentage Share of all future Loans, the assignee shall have a fixed Percentage Share in such Loans and Note and be committed to make that Percentage Share of all future Loans, and the
Percentage Share of the Maximum Credit Amount of both the assignor and assignee shall equal or exceed $5,000,000.

  (ii) The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance and recording in the
"Register" (as defined below in this section), an Assignment and Acceptance in the form of Exhibit F, appropriately completed, together with the Note subject to such assignment and a processing fee payable to Administrative
Agent of $3,500. Upon such execution,delivery, and payment and upon the satisfaction of the conditions set out in such Assignment and Acceptance, then (1) Borrower shall issue new
Notes to such assignor and assignee upon return of the old Notes to Borrower, and (2) as of the "Settlement Date" specified in such Assignment and
Acceptance the assignee thereunder shall be a party hereto and a Lender hereunder and Administrative Agent shall thereupon deliver to Borrower and each Lender a schedule showing the revised
Percentage Shares of such assignor Lender and such assignee Lender and the
Percentage Shares of all other Lenders.

  (iii) Each assignee Lender which is not a United States person
(as such term is defined in Section 7701(a)(30) of the Internal Revenue Code)
for Federal income tax purposes, shall (to the extent it has not already done
so) provide Administrative Agent and Borrower with the Prescribed Forms.

 (d) Nothing contained in this section shall prevent or prohibit any
Lender from assigning or pledging all or any portion of its Loans and Note to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating
Circular issued by such Federal Reserve Bank; provided that no such assignment or pledge shall relieve such Lender from its obligations hereunder.

 (e) By executing and delivering an Assignment and Acceptance, each assignee Lender thereunder will be confirming to and agreeing with Borrower,
Administrative Agent and each other Lender Party that such assignee understands and agrees to the terms hereof, including Article IX hereof.

 (f) Administrative Agent shall maintain a copy of each Assignment and
Acceptance and a register for the recordation of the names and addresses of
Lenders and the Percentage Shares of, and principal amount of the Loans owing to, each Lender from time to time (in this section called the "Register").
The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower and each Lender Party may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes. The Register shall be available for inspection by Borrower or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

 Section 10.6. Confidentiality. Administrative Agent and each Lender
(each, a "Lending Party") agrees to keep confidential any information furnished or made available to it by any Restricted Person pursuant to this
Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other
Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, Administrative Agent, or advisor of any Lending Party or
Affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c)
as required by any Law, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any Tribunal, (f) that is or becomes available to the public or that is or becomes available to any
Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party, (h)to the extent necessary in connection with the exercise of any right or remedy under this
Agreement or any other Loan Document, and (i) subject to provisions substantially similar to those contained in this section, to any actual or proposed participant or assignee. Notwithstanding anything set forth herein to the contrary, Administrative Agent and Lenders are hereby expressly authorized to disclose the "tax reatment" and "tax structure" (as those terms are defined in Treas. Reg.  1.6011-4(c)(8) and (9), respectively) of the transactions contemplated hereby; provided, however, that the foregoing authorization shall apply only in the event that the transactions contemplated hereby are a "confidential transaction" within the meaning of
Treas. Reg.  1.6011-4(b)(3).

 Section 10.7. Governing Law; Submission to Process. Except to the
extent that the law of another jurisdiction is expressly elected in a Loan
Document, the Loan Documents shall be deemed contracts and instruments made under the laws of the State of California and shall be construed and enforced in accordance with and governed by the laws of the State of California and the laws of the United States of America, without regard to principles of conflicts of law. Borrower hereby irrevocably submits itself to the non-
exclusive jurisdiction of the state andfederal courts sitting in the Northern
District of California for the United States District Court and agrees and consents that service of process may be made upon it in any legal proceeding relating to the Loan Documents or the Obligations by any means allowed under
California or federal law.

 Section 10.8. Limitation on Interest. Lender Parties, Restricted
Persons and the other parties to the Loan Documents intend to contract in strict compliance with applicable usury Law from time to time in effect. In furtherance thereof such persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to provide for interest in excess of the maximum amount of interest permitted to be contracted for, charged, or
received by applicable Law from time to time in effect. Neither any
Restricted Person nor any present or future guarantors, endorsers, or other
Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that
may be lawfully contracted for, charged, or received under applicable Law from time to time in effect, and the provisions of this section shall control over all other provisions of the LoanDocuments which may be in conflict or apparent conflict herewith.

 Section 10.9. Termination; Limited Survival. In its sole and absolute discretion Borrower may at any time that no Obligations are owing elect in a written notice delivered to Administrative Agent to terminate this Agreement.
Upon receipt by Administrative Agent of such a notice, if no Obligations are then owing this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Restricted Person in any Loan Document, any Obligations under Section 3.2 through Section 3.6, and any obligations which any Person may have to indemnify or compensate any Lender Party shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Administrative Agent shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents. Administrative Agent is hereby authorized to execute all such instruments on behalf of all Lenders, without the joinder of or further action by any Lender.

 Section 10.10. Severability. If any term or provision of any Loan
Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable Law.

 Section 10.11. Counterparts; Fax. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement. This Agreement and the Loan Documents may be validly executed and delivered by facsimile or other electronic transmission.

 SECTION 10.12. WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC. BORROWER
AND EACH LENDER PARTY HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND
IRREVOCABLY (A) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY
RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED
HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN
CONNECTION WITH THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED THEREBY OR
ASSOCIATED THEREWITH, BEFORE OR AFTER MATURITY; (B) WAIVES, TO THE MAXIMUM
EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN
ANY SUCH LITIGATION ANY "SPECIAL DAMAGES", AS DEFINED BELOW, (C) CERTIFIES
THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR ADMINISTRATIVE AGENT OR
COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR
IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO
ENFORCE THE FOREGOING WAIVERS, AND (D) ACKNOWLEDGES THAT IT HAS BEEN INDUCED
TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS
CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS
AND CERTIFICATIONS CONTAINED IN THIS SECTION. AS USED IN THIS SECTION,
"SPECIAL DAMAGES" INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE
DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS
WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER
PARTY HERETO.

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

      BERRY PETROLEUM COMPANY,
      Borrower

      By:
     /s/   Jerry V. Hoffman
      Jerry V. Hoffman
      Chairman, President and
      Chief Executive Officer

      By:
     /s/   Ralph J. Goehring
      Ralph J. Goehring
      Senior Vice President and
      Chief Financial Officer

      Address:
      5201 Truxtun Avenue, Suite 300
      Bakersfield, California 93309-0640
      Attention: Kenneth A. Olson

      Telephone: 661.616.3829
      Fax: 661.616.3881
      Email: kao@bry.com

      WELLS FARGO BANK, NATIONAL
      ASSOCIATION, Administrative Agent,
      LC Issuer and Lender

      By:
     /s/   Todd Stornetta
      Todd Stornetta
      Vice President

      BANK OF AMERICA, N.A., Lender

      By:
     /s/ Steven A. Mackenzie
      Steven A. Mackenzie
      Vice President

      BANK OF SCOTLAND, Lender

      By:
     /s/ Joseph Fratus
      Joseph Fratus
      First Vice President

      BNP PARIBAS, Lender

      By:
     /s/ Brian M. Malone
      Brian M. Malone
      Managing Director

     /s/ Polly Schott
      Polly Schott
      Vice President

      CITIBANK (WEST), FSB, Lender

     /s/  Gai Sherman
      Gai Sherman
      Vice President

      COMERICA BANK, Lender

     /s/ Peter Sefzik
      Peter Sefzik
      Assistant Vice President - Texas
          Divison

      FLEET NATIONAL BANK, Lender

     /s/ Jeffrey H. Rathkamp
      Jeffrey H. Rathkamp
      Director

      MIDFIRST BANK, Lender

     /s/ Shawn D. Brewer
      Shawn D. Brewer
      Assistant Vice President

      SOCIETE GENERALE, Lender

     /s/ Spencer N. Smith
      Spencer N. Smith
      Vice President

      UNION BANK OF CALIFORNIA, N.A.,
          Lender

     /s/ James G. Chepyha
      James G. Chepyha
      Vice President

SCHEDULE 1

LENDERS SCHEDULE

         Percentage
           Share
Amount
WELLS FARGO BANK, NATIONAL ASSOCIATION       15.000%
   $30,000,000

Domestic Lending Office:

1740 Broadway, 4th Floor
Denver, Colorado 80274
Attention: Todd Stornetta
Tel: 303.863.5653
Fax: 303.863.5196
Email: stornet@wellsfargo.com

Eurodollar Lending Office:
 Same

          Percentage
            Share
   Amount
BANK OF AMERICA, N.A.          12.750%
  $25,500,000

Domestic Lending Office:

901 Main Street
67th Floor
Dallas, Texas 75146
Attention: Steven A. MacKenzie
Tel: 214.209.3680
Fax: 214.209.3140
Email: steven.mackenzie@bankofamerica.com

Eurodollar Lending Office:
 Same

          Percentage
            Share
   Amount
BANK OF SCOTLAND          8.750%
 $17,500,000

Domestic Lending Office:

565 Fifth Avenue
New York, New York 10017
Attention: Joseph Fratus
Tel: 212.450.0837
Fax: 212.557.9460
Email: joseph_fratus@bankofscotland.com

Eurodollar Lending Office:
 Same

          Percentage
             Share
   Amoun
BNP PARIBAS            12.000%
  $24,000,000

Domestic Lending Office:

1200 Smith Street
Suite 3100
Houston, Texas 77002
Attention: Polly Schott
Tel: 713.982.1150
Fax: 713.659.6915
Email: polly.schott@americas.bnpparibas.com

Eurodollar Lending Office:
 Same

          Percentage
            Share
   Amount
CITIBANK (WEST), FSB           6.250%
  $12,500,000

Domestic Lending Office:

5554 California Avenue
Bakersfield, California 93309
Attention: Gai Sherman
Tel: 661.863.0366
Fax: 661.324.0996
Email: gsherman@calfed.com

Eurodollar Lending Office:
 Same

          Percentage
           Share
   Amount
COMERICA BANK            8.750%
  $17,500,000

Domestic Lending Office:

1601 Elm Street
2nd Floor
Dallas, Texas 75201
Attention: Peter Sefzik
Tel: 214.969.6538
Fax: 214.969.6561
Email: peter_l_sefzik@comerica.com

Eurodollar Lending Office:
 Same

          Percentage
            Share
   Amount
FLEET NATIONAL BANK           12.000%
  $24,000,000

Domestic Lending Office:

100 Federal Street
MA DE 10009H
Boston, Massachusetts 02110
Attention: Jeff Rathkamp
Tel: 617.434.7010
Fax: 617.434.3652
Email: jeffrey_h_rathkamp@fleet.com

Eurodollar Lending Office:
 Same

          Percentage
            Share
   Amount
MIDFIRST BANK            6.250%
  $12,500,000

Domestic Lending Office:

501 NW Grand Blvd.
Oklahoma City, Oklahoma 73118
Attention: Shawn D. Brewer
Tel: 405.767.7524
Fax: 405.767.7120
Email: shawn.brewer@midfirst.com

Eurodollar Lending Office:
 Same

          Percentage
           Share
   Amount
SOCIETE GENERALE         6.250%
         $12,500,000

Domestic Lending Office:

1111 Bagby, Suite 2020
Houston, Texas 77002
Attention: Spencer Smith
Tel: 713.759.6301
Fax: 713.650.0824
Email: spencer.smith@us.socgen.com

Eurodollar Lending Office:
 Same

         Percentage
           Share
Amount
UNION BANK OF CALIFORNIA, N.A.         12.000%
   $24,000,000

Domestic Lending Office:

500 N. Akard, Suite 4200
Dallas, Texas 75201
Attention: Ali Ahmed
Tel: 214.922.4207
Fax: 214.922.4209
ali.ahmed@uboc.com

Eurodollar Lending Office:
 Same

SCHEDULE 2
INSURANCE SCHEDULE

EXHIBIT A

PROMISSORY NOTE

July 10, 2003

 FOR VALUE RECEIVED, the undersigned, Berry Petroleum Company, a
Delaware corporation (herein called "Borrower"), hereby promises to pay to the order of *________________________________________________ (herein called
"Lender"), the principal sum equal to the amount of such Lender's Commitment, or, if greater or less, the aggregate unpaid principal amount of the Loans made under this Note by Lender to Borrower pursuant to the terms of the
Credit Agreement (as
hereinafter defined), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of Administrative Agent under the Credit
Agreement,*____________________________________or at such other place as from time to time may be designated by the holder of this Note.

 This Note (a) is issued and delivered under that certain Credit
Agreement of even date herewith among Borrower, Wells Fargo Bank, National
Association, as Administrative Agent, and the lenders (including Lender)
referred to therein (herein, as from time to time supplemented, amended or restated, called the "Credit Agreement"), and is a "Note" as defined therein, and (b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events. Payments of
principal and interest on this Note shall be made and applied as provided herein and in the Credit Agreement. Reference is hereby made to the Credit
Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein.

 The principal amount of this Note, together with all interest accrued hereon, shall be due and payable in full on the Maturity Date.

 If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

 Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this
Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

 This Note and the rights and duties of the parties hereto shall be governed by the Laws of the State of California (without regard to principles of conflicts of law), except to the extent the same are governed by applicable federal Law.

  BERRY PETROLEUM COMPANY

 By:
 Name:
           Title:

EXHIBIT B

BORROWING NOTICE

Reference is made to that certain Credit Agreement dated as of July 10, 2003
(as from time to time amended, the "Agreement"), by and among Berry Petroleum
Company ("Borrower"), Wells Fargo Bank, National Association, as
Administrative Agent, and certain financial institutions ("Lenders"). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement. Pursuant to the terms of the Agreement Borrower hereby requests a Borrowing of new Loans to be advanced pursuant to Section 2.2(a)
of the Agreement as follows:

Aggregate amount of Borrowing: $

Type of Loans in Borrowing:

Date on which Loans are to be advanced:

Length of Interest Period for
Eurodollar Loans (1, 2, 3, 6, 9 or 12 months):    months

If combined with existing Loans see attached Continuation/Conversion Notice.

To induce Lenders to make such Loans, Borrower hereby represents, warrants, acknowledges, and agrees to and with Administrative Agent and each Lender that:

 (a) The officer of Borrower signing this instrument is the duly elected, qualified and acting officer of Borrower as indicated below such officer's signature hereto having all necessary authority to act for Borrower in making the request herein contained.

 (b) The representations and warranties of Borrower set forth in the
Agreement and the other Loan Documents are true and correct on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof.

 (c) There does not exist on the date hereof any condition or event which constitutes a Default which has not been waived in writing as provided in Section 10.1(a) of the Agreement; nor will any such Default exist upon
Borrower's receipt and application of the Advances requested hereby. Borrower will use the Advances hereby requested in compliance with Section 2.4 of the
Agreement.

 (d) Except to the extent waived in writing as provided in Section
10.1(a) of the Agreement, Borrower has performed and complied with all agreements and conditions in the Agreement required to be performed or complied with by Borrower on or prior to the date hereof, and each of the conditions precedent to Advances contained in the Agreement remains satisfied.

 (e) The Facility Usage, after the making of the Advances requested hereby, will not be in excess of the Borrowing Base on the date requested for the making of such Advances.

 (f) The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 10.1(a) of the Agreement. The
Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

The officer of Borrower signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgments, and agreements of Borrower are true, correct and complete.

IN WITNESS WHEREOF, this instrument is executed as of ____________, 20__.

BERRY PETROLEUM COMPANY
By:
Name:
Title:

EXHIBIT C

CONTINUATION/CONVERSION NOTICE

Reference is made to that certain Credit Agreement dated as of July 10, 2003
(as from time to time amended, the "Agreement"), by and among Berry Petroleum
Company ("Borrower"), Wells Fargo Bank, National Association, as
Administrative Agent, and the lenders referred to therein ("Lenders"). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

Borrower hereby requests a Conversion or Continuation of existing Loans into a new Borrowing pursuant to Section 2.3 of the Agreement as follows:

Existing Borrowing(s) to be continued or converted:

$____________ of Eurodollar Loans with Interest Period ending _____________

$____________ of Base Rate Loans

If being combined with new Loans, $____________ of new Loans to be advanced on ____________

Aggregate amount of Borrowing: $

Type of Loans in new Borrowing:

Date of Continuation or Conversion:

Length of Interest Period for Eurodollar Loans (1, 2, 3, 6, 9 or 12 months):
  months

To meet the conditions set out in the Agreement for such
conversion/continuation, Borrower hereby represents, warrants, acknowledges, and agrees to and with Administrative Agent and each Lender that:

 (a) The officer of Borrower signing this instrument is the duly elected, qualified and acting officer of Borrower as indicated below such officer's signature hereto having all necessary authority to act for Borrower in making the request herein contained.

 (b) There does not exist on the date hereof any condition or event which constitutes a Default which has not been waived in writing as provided in Section 10.1(a) of the Agreement.

 (c) The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 10.1(a) of the Agreement. The
Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

The officer of Borrower signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above
representations,warranties, acknowledgments, and agreements of Borrower are true, correct and complete.

 IN WITNESS WHEREOF this instrument is executed as of
__________________.

BERRY PETROLEUM COMPANY
By:
Name:
Title:

EXHIBIT D

CERTIFICATE ACCOMPANYING FINANCIAL STATEMENTS

Reference is made to that certain Credit Agreement dated as of July 10, 2003
(as from time to time amended, the "Agreement"), by and among Berry Petroleum
Company ("Borrower"), Wells Fargo Bank, National Association, as
Administrative Agent, and certain financial institutions ("Lenders"), which
Agreement is in full force and effect on the date hereof. Terms which are defined in the Agreement are used herein with the meanings given them in the
Agreement.

This Certificate is furnished pursuant to Section 6.1(b) of the Agreement.
Together herewith Borrower is furnishing to Administrative Agent and each
Lender Borrower's *[audited/unaudited] financial statements (the "Financial
Statements") as at ____________ (the "Reporting Date"). Borrower hereby represents, warrants, and acknowledges to Administrative Agent and each
Lender that:

 (a) the officer of Borrower signing this instrument is the duly elected, qualified and acting ____________ of Borrower and as such is
Borrower's Chief Financial Officer;

 (b) the Financial Statements are accurate and complete and satisfy the requirements of the Agreement;

 (c) attached hereto is a schedule of calculations showing Borrower's compliance as of the Reporting Date with the requirements of Sections 7.11 and 7.12 of the Agreement *[and Borrower's non-compliance as of such date with the
requirements of Section(s) ____________ of the Agreement];

 (d) on the Reporting Date Borrower was, and on the date hereof Borrower is, in full compliance with the disclosure requirements of Section 6.4 of the
Agreement, and no Default otherwise existed on the Reporting Date or otherwise exists on the date of this instrument *[except for Default(s) under
Section(s) ____________ of the Agreement, which *[is/are] more fully described on a schedule attached hereto].

 (e) *[Unless otherwise disclosed on a schedule attached hereto,] The representations and warranties of Borrower set forth in the Agreement and the other Loan Documents are true and correct on and as of the date hereof
(except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the
Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof.

The officer of Borrower signing this instrument hereby certifies that he has reviewed the Loan Documents and the Financial Statements and has otherwise undertaken such inquiry as is in his opinion necessary to enable him to express an informed opinion with respect to the above representations, warranties and acknowledgments of Borrower and, to the best of his knowledge, such representations, warranties, and acknowledgments are true, correct and complete.

IN WITNESS WHEREOF, this instrument is executed as of ____________, 20__.

         BERRY PETROLEUM COMPANY

         By:
         Name:
         Title:

EXHIBIT E

OPINION OF COUNSEL FOR RESTRICTED PERSONS

EXHIBIT F

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Credit Agreement dated as of July 10, 2003 (the
"Credit Agreement") among Berry Petroleum Company, a Delaware corporation
(the "Borrower"), the Lenders (as defined in the Credit Agreement) and Wells
Fargo Bank, National Association, as Administrative Agent for the Lenders
(the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

 The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

1. The Assignor hereby sells and assigns to the Assignee, without recourse and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents as of the date hereof equal to the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the
Loans owing to the Assignee will be as set forth on Schedule 1.

2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in
connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Restricted Person or the performance or observance by any Restricted Person of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv)
attaches the Note held by the Assignor and requests that Administrative Agent exchange such Note for new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and to the Assignor in an amount equal to the Commitment retained by the Assignor, if any, as specified on Schedule 1.

3. The Assignee (i) confirms that it has received a copy of the Credit
Agreement, together with copies of the financial statements referred to in
Section 6.2 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this
Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible
Assignee; (iv) appoints and authorizes Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to Administrative
Agent by the terms thereof, together with such
powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a
Lender; and (vi) attaches any U.S. Internal Revenue Service or other forms required under Section 10.5(c).

4. Following the execution of this Assignment and Acceptance, it will be delivered to Administrative Agent for acceptance and recording by
Administrative Agent. The effective date for this Assignment and Acceptance
(the "Effective Date") shall be the date of acceptance hereof by
Administrative Agent, unless otherwise specified on Schedule 1.

5. Upon such acceptance and recording by Administrative Agent, as of the
Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

6. Upon such acceptance and recording by Administrative Agent, from and after the Effective Date, Administrative Agent shall make all payments under the
Credit Agreement and the Notes in respect of the interest assigned hereby
(including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and
Assignee shall make all appropriate adjustments in payments under the Credit
Agreement and the Notes for periods prior to the Effective Date directly between themselves.

7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the Laws of the State of California.

8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

 IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule
1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

SCHEDULE 1
 to
ASSIGNMENT AND ACCEPTANCE

Percentage interest assigned: %

Assignee's Commitment: $

Aggregate outstanding principal amount
of Loans assigned: $

Principal amount of Note payable to Assignee: $

Principal amount of Note payable to Assignor: $

Effective Date (if other than date
of acceptance by Administrative Agent): *_______, 20___

     [NAME OF ASSIGNOR], as Assignor

     By:
     Title:
     Dated: , 20 _

     [NAME OF ASSIGNEE], as Assignee

     By:
     Title:
     Domestic Lending Office:
     Eurodollar Lending Office:

* This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to Administrative Agent.

Accepted [and Approved] **
this ___ day of ___________, 20 _

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Title:

[Approved this ____ day
of ____________, 20__

BERRY PETROLEUM COMPANY

By:
Title:

** Required if the Assignee is an Eligible Assignee solely by reason of subsection (iii) of the definition of "Eligible Assignee".